Exhibit 10.1

EXECUTION COPY

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”), dated March 28, 2019, is between Superior Industries International, Inc. (the “Company”) and Majdi B. Abulaban (“Executive”).

RECITALS

The Company is engaged primarily in the automobile wheel manufacturing business. Executive has applicable business experience in the international manufacturing and automotive sectors and possesses valuable skills and experience that will be used in advancing the Company’s interests. For good and valuable consideration, the receipt of which is acknowledged, the parties wish to enter into this Agreement pursuant to which Executive will serve in the capacity of President and Chief Executive Officer of the Company (“President and CEO”), upon the terms and conditions set forth in this Agreement.

AGREEMENT

Executive and the Company, intending to be legally bound, agree as follows:

1.	SERVICES

1.1	General Services, Reports to Board of Directors.

1.1.1

Starting no later than May 15, 2019 (the “Start Date”), the Company hereby engages Executive as its President and CEO, reporting to the Company’s Board of Directors (the “Board”). Executive shall perform the duties customarily performed by one holding such position in a similar business as that engaged in by the Company, as determined by the Board in its sole and absolute discretion, and shall serve as a member of the Board so long as he is elected to the Board by the Company’s shareholders, as further specified in Section 1.2. (The duties to be performed by Executive to the Company and its affiliates shall hereinafter be referred to as the “Services”.)

1.1.2

Executive shall devote his entire working time, attention, and energies to the business of the Company, and shall not, during the Term (as defined below), be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage, without the prior written consent of the Board. The foregoing is not intended to restrict (i) Executive’s ability to enter into passive investments; (ii) Executive’s ability to serve on the boards of civic or charitable organizations; or (iii) Executive’s ability to serve on the board(s) set forth on Exhibit A attached hereto and any other board with the prior written consent of the Board; provided, that the foregoing activities are not competitive with the business of the Company and do not interfere with Executive’s ability to perform his duties and responsibilities on behalf of the Company.

1.2

Board Membership. During the Term, Executive shall, subject to the fiduciary duties of the Board, be nominated to, and be recommended to shareholders for, the management slate of directors at each annual meeting of shareholders that occurs during the Term, for a term equal to that of other directors being nominated at such meeting.

1.3

Location. Executive shall be based at the Company’s corporate headquarters in Southfield, Michigan. Executive shall undertake such travel as is necessary or advisable for the effective performance of the duties of the position.

1.4

Best Abilities. Executive shall serve the Company faithfully and to the best of his ability and shall use his best abilities to perform the Services. Executive shall act at all times according to what is reasonably believed to be in the best interests of the Company.

1.5

Company Authority. As an officer of the Company, Executive shall, with the assistance of consultants, professionals, and other employees of the Company, comply with all laws, rules and regulations applicable to Executive as a result of this Agreement (the “Laws”). In complying with the Laws, Executive may after reasonable investigation and in good faith rely upon advice given to Executive or to the Board by the Company’s legal counsel and other consultants or employees the Company engages in connection with compliance with the Laws; provided, however, that Executive may rely only upon advice that is within the scope of the profession or expertise of the person providing such advice. Executive shall comply with the Company’s Policies and Procedures and Code of Conduct (as they may be amended from time to time), as well as practices now in effect or as later amended or adopted by the Company, as generally required of senior executives at the Company.

2.	TERM

2.1

Term and Renewal. The term of this Agreement and Executive’s employment hereunder (the “Term”) shall commence as of the Start Date and shall continue from and after such date through and including the second (2nd) anniversary of the Start Date, subject to renewal as provided in this Section 2.1 and subject to earlier termination as provided in Section 4 of this Agreement. This Agreement automatically shall renew for additional one (1) year periods unless either party provides written notice of intent not to renew the Agreement at least sixty (60) days in advance of the then-scheduled expiration date. For the avoidance of doubt, the “Term” shall refer to the period of the employment of Executive by the Company from the Start Date through the end of the period provided above and any renewal term, or such shorter period as Executive may be employed by the Company if Executive’s employment is earlier terminated as provided in Section 4.

3.	COMPENSATION AND BENEFITS

3.1

Compensation. Executive’s total compensation consists of base salary, annual bonus opportunity, and long-term incentive compensation (as further described in this Agreement) and other benefits generally provided to senior executives of the Company. Any compensation paid to Executive shall be pursuant to the Company’s policies and practices for exempt employees and shall be subject to all applicable laws and requirements regarding the withholding of federal, state and/or local taxes. Compensation provided in this Agreement is full payment for the Services and Executive shall receive no additional compensation for extraordinary services unless otherwise authorized in writing by the Board.

3.1.1

Base Compensation. During the Term, the Company agrees to pay Executive an initial annual base salary of $800,000.00, less applicable withholdings, payable in equal installments on the Company’s normal payroll dates, with increases, if any, to Executive’s base salary level to be determined by the independent members of the Board, based on the recommendation by the Compensation and Benefits Committee of the Board (the “Compensation Committee”), in its or their discretion.

3.1.2

Annual Bonus. Beginning in fiscal year 2019 and for each completed fiscal year thereafter during the Term, Executive shall be eligible for an annual cash bonus (“Annual Bonus”), with a target Annual Bonus opportunity of 125% of his annual base salary and a maximum Annual Bonus opportunity of 250% of his annual base salary, each based on the performance of Executive and the Company during each fiscal year of the Company during the Term relative to performance goals established for such fiscal year by the Compensation Committee pursuant to and subject to the terms and conditions of the Superior Industries International, Inc. Annual Incentive Performance Plan, as it may be amended from time to time, or under any successor plan thereto (“AIPP”). For each fiscal year during the Term, the Annual Bonus performance goals shall be established by the Compensation Committee in accordance with the AIPP, after consultation with Executive, and set forth in writing not later than March 15 of such fiscal year. The Compensation Committee shall determine the level of attainment of performance goals and the amount of the Annual Bonus following the end of each fiscal year based on the Company’s audited financial statements for such fiscal year. The Company shall pay the Annual Bonus, to the extent payable in accordance with this Section 3.1.2, on or before March 15 of the fiscal year following the fiscal year for which it is earned. Notwithstanding anything herein to the contrary, Executive’s Annual Bonus with respect to fiscal year 2019 shall be no less than $625,000.00.

3.1.3	Make-Whole Equity Incentive Awards. In connection with the commencement of Executive’s provision of the Services to the Company and as a material inducement to Executive being hired by the Company, the Company shall grant to Executive make-whole long-term equity incentive awards under and subject to the terms and conditions of the Superior Industries International, Inc. 2019 Inducement Grant Plan (the “Inducement Plan”) and the equity award agreements attached hereto as Exhibit B (collectively, the “Initial Stock Grant”). The Initial Stock Grant shall be granted in accordance with the inducement grant exception to shareholder approval of equity plans set forth in Section 303A.08 of the NYSE Listed Company Manual.

3.1.4

Long Term Incentives. Beginning in fiscal year 2019 and for each fiscal year thereafter during the Term, the Company shall grant to Executive long-term incentive awards with a target long-term incentive opportunity of 300% of his annual base salary, as may be approved by the Compensation Committee under and subject to the terms and conditions of (i) for fiscal year 2019, the Inducement Plan and the equity award agreements attached hereto as Exhibit C, and (ii) for each subsequent fiscal year during the Term, the Superior Industries International, Inc. 2018 Equity Incentive Plan, as it may be amended from time to time, or under any successor or substitute plan approved by the Company’s shareholders (the “Equity Plan”) and the equity award agreements thereunder. The Inducement Plan awards described in clause (i) of this Section 3.1.4 are made in connection with the commencement of Executive’s provision of the Services to the Company and as a material inducement to Executive being hired by the Company, and shall be granted in accordance with the inducement grant exception to shareholder approval of equity plans set forth in Section 303A.08 of the NYSE Listed Company Manual. Currently, the long-term incentive awards contemplated by clause (ii) of this Section 3.1.4 are provided as follows: (A) one-third (1/3) of such awards are provided in the form of time-based restricted stock units, which vest ratably over three (3) years following the grant date, and (B) two-thirds (2/3) of such awards are provided in the form of performance-based restricted stock units, which vest based on the attainment of performance goals established by the Compensation Committee. Each performance-based long-term incentive award granted to Executive will be subject to a maximum payout opportunity equal to 200% of the applicable target award amount.

3.2	Business Expenses. The Company shall reimburse Executive for ordinary and necessary business expenses reasonably incurred in performing the Services, provided that:

3.2.1	Each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax returns of the Company as a business expense and not as compensation to Executive; and

3.2.2

Executive furnishes to the Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such expenditures as deductible business expenses of the Company and not as compensation to Executive.

3.3

Additional Benefits. The Company shall provide Executive those employee benefits and perquisites normally granted by the Company to senior executives, subject to eligibility requirements applicable to each benefit or perquisite. The Company has no obligation to provide any other benefits unless provided for in this Agreement. The Company reserves the right to modify, suspend, or discontinue any and all of its benefit plans, policies, and practices and perquisites at any time without notice to or recourse by Executive.

3.4	Automobile Allowance. During the Term, the Company shall provide Executive with a monthly automobile allowance commensurate with Company policy.

3.5

Executive’s Attorney’s Fees. The Company shall reimburse Executive for up to $30,000.00 in reasonable and documented attorneys’ fees incurred by Executive for advice and negotiation in connection with the documentation and execution of this Agreement.

3.6	Paid Vacation. Executive shall be entitled to four (4) weeks of paid vacation time off, the amount, accrual and use of such paid vacation time shall be governed by the Company’s vacation policy.

3.7

Withholding Taxes. The Company intends and is authorized to withhold federal, state, local or foreign income taxes, FICA taxes, and any other applicable taxes from or with respect to any and all payments made and benefits provided hereunder, as and to the extent required by applicable law.

4.	TERMINATION

4.1	Circumstances of Termination. This Agreement and the relationship between the Company and Executive may be terminated prior to the expiration of the Term only as follows:

4.1.1	Death. This Agreement shall terminate upon Executive’s death, effective as of the date of Executive’s death.

4.1.2

Disability. The Company may, at its sole discretion, either suspend compensation payments due under Section 3.1 or terminate this Agreement due to Executive’s Disability. For purposes of this Agreement, “Disability” shall mean circumstances in which Executive is incapable of performing the Services, after the Company has made or attempted to provide reasonable accommodations to Executive as required by applicable law, because of accident, injury, or physical or mental illness for sixty (60) consecutive days, or is unable or shall have failed to perform the Services for a total period of ninety (90) days, regardless of whether such days are consecutive. If the Company suspends compensation payments because of Executive’s Disability, the Company shall resume compensation payments when Executive resumes performance of the Services. If the Company elects to terminate this Agreement due to Executive’s Disability, it will give Executive not less than thirty (30) days’ advance written notice.

4.1.3

For Cause. The Company may terminate this Agreement, without advance notice, for Cause. The Company’s exercise of its right to terminate for Cause under this Section 4.1.3 shall be without prejudice to any other remedy to which the Company may be entitled at law, in equity, or under this Agreement. For the purpose of this Agreement, “Cause” shall mean, as determined by the Board in its sole discretion:

(i)	Executive’s indictment for (or procedural equivalent) or conviction of, or pleading of guilty or nolo contendere to, any felony or any crime involving moral turpitude or misrepresentation;

(ii)	Executive’s willful failure or refusal to carry out the reasonable and lawful directions of the Board concerning duties or actions consistent with the Executive’s position;

(iii)	Executive’s willful misconduct (by act or omission) against the Company constituting fraud, embezzlement, misappropriation of funds or breach of fiduciary duty;

(iv)	Executive’s gross or willful misconduct resulting in substantial loss to the Company or substantial damage to the Company’s reputation;

(v)	Executive’s willful violation of any material reasonable rules, regulations, policies, directions or restrictions of the Company regarding employee conduct; or

(vi)	Executive’s willful and material breach of any provision of this Agreement.

For such purpose, no act or omission to act by Executive shall be “willful” if conducted in good faith and with a reasonable belief that such act or omission was in the best interests of the Company. Any determination of Cause by the Company will be made by a resolution approved by a majority of the members of the Board (not counting Executive as a Board member for this purpose), provided that no such determination (other than under clause (i)) may be made until Executive has been given written notice detailing the specific Cause event, an opportunity to appear before the Board to refute such finding (with the assistance of counsel), and a period of fifteen (15) days following such appearance to cure such event (if susceptible to cure) to the satisfaction of the Board.

4.1.4

Without Cause. This Agreement may be terminated without Cause at any time by the Company upon thirty (30) days’ advanced written notice to Executive. Any termination of Executive’s employment as a result of Executive’s death or Disability pursuant to Section 4.1.1 or 4.1.2 shall not be considered a termination by the Company without Cause.

4.1.5	Voluntary Termination. This Agreement may be terminated for any reason at any time by Executive upon thirty (30) days’ advanced written notice to the Company.

4.1.6	Good Reason. Executive’s employment may be terminated by Executive for Good Reason. “Good Reason” shall mean the occurrence of any of the following, without Executive’s express consent:

(i)	A material diminution in Executive’s position, duties, authority or responsibilities, including any failure to nominate or to re-nominate Executive to the Board;

(ii)	A material reduction in Executive’s base salary and/or target incentive compensation opportunity, unless consistent with similar adjustments for all other executive officers;

(iii)	A requirement that Executive report to a corporate officer or employee instead of reporting directly to the Board;

(iv)	The relocation of Executive’s principal place of employment by more than fifty (50) miles from the prior location;

(v)	The issuance by the Company of a notice of nonrenewal of the Term pursuant to Section 2.1 of this Agreement; or

(vi)	Any other action or inaction that constitutes a material breach by the Company of this Agreement.

A termination by Executive shall not constitute termination for Good Reason unless Executive shall first have delivered to the Company written notice setting forth with specificity the occurrence deemed to give rise to a right to terminate for Good Reason (which notice must be given no later than thirty (30) days after the initial occurrence of such event), and there shall have passed thirty (30) days within which the Company has not taken any action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by Executive, and Executive terminates his employment within six (6) months after the initial occurrence of such event. Good Reason shall not include any action resulting from Executive’s death or Disability. The parties intend, believe and take the position that a resignation by Executive for Good Reason as defined above effectively constitutes an involuntary separation from service within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and Treas. Reg §1.409A-1(n)(2).

4.2	Executive’s Rights Upon Termination.

4.2.1

Death or Disability. Upon termination of this Agreement because of death or Disability of Executive pursuant to Sections 4.1.1 or 4.1.2 above, the Company shall have no further obligation to Executive under this Agreement or otherwise, except to pay to Executive or to Executive’s estate or designated beneficiary the following amounts, if any, owed to Executive prior to the date of Executive’s death or termination due to Disability: (a) any accrued and unpaid annual base salary prorated to the date of termination (including accrued vacation, but less applicable withholdings), (b) a prorated amount of Annual Bonus for the fiscal year in which Executive’s employment terminates, based on actual performance and paid at the time that annual bonuses, if any, are generally paid to other senior executives of the Company, with such proration based on the number of days in such fiscal year prior to Executive’s termination date divided by 365, (c) reimbursement of any unpaid reimbursable expenses. Any such accrued obligations shall be paid to Executive or Executive’s estate or beneficiary, as applicable (other than the amount described in clause (b), which shall be paid, if at all, in accordance with the timing set forth therein), in a lump sum in cash within thirty (30) days after the date of termination, and (d) the Initial Stock Grant shall vest in full as of the date of termination, with the payout level under the performance-based portion of the Initial Stock Grant determined and deemed to have been earned based upon an assumed achievement of all relevant performance goals at the “target” level.

4.2.2

Termination for Cause. Upon termination of Executive’s employment for Cause pursuant to Section 4.1.3, the Company shall have no further obligation to Executive under this Agreement or otherwise except to pay to Executive the following amounts, if any, owed to Executive prior to the date of termination of this Agreement: (a) any unpaid annual base salary prorated to the date of termination (including accrued vacation, but less applicable withholdings) and (b) reimbursement of any unpaid reimbursable expenses. Any such accrued obligations shall be paid to Executive in a lump sum in cash within thirty (30) days after the date of termination.

4.2.3

Termination without Cause or for Good Reason other than within two years after a Change in Control. Upon termination of Executive’s employment by the Company without Cause pursuant to Section 4.1.4 or upon termination of Executive’s employment by Executive for Good Reason pursuant to Section 4.1.6, in either case prior to, or more than two (2) years after, a

Change in Control (as defined in the Equity Plan), the Company shall have no further obligation to Executive under this Agreement or otherwise, except to pay or provide the following to Executive:

4.2.3.1

Any accrued and unpaid annual base salary prorated to the date of termination (including accrued vacation, but less applicable withholdings) and reimbursement of any unpaid reimbursable expenses owed by the Company to Executive through the termination date, which amounts shall be paid to Executive in a lump sum in cash within thirty (30) days after the date of termination.

4.2.3.2

Subject to Section 4.2.3.5, continued payment of Executive’s then-current annual base salary for eighteen (18) months following the termination date, payable in substantially equal installments in accordance with the Company’s standard payroll practices (the “Severance Compensation”); provided, that no installment or portion of the Severance Compensation shall be payable or paid prior to the expiration of the applicable revocation period for the Separation Agreement described in Section 4.2.3.5 below or such later date as may be required by Section 10 of this Agreement.

4.2.3.3

Subject to Section 4.2.3.5, a prorated amount of Annual Bonus for the fiscal year in which Executive’s employment terminates, based on actual performance and paid at the time that annual bonuses, if any, are generally paid to other senior executives of the Company, with such proration based on the number of days in such fiscal year prior to Executive’s termination date divided by 365; provided, that such Annual Bonus shall not be payable or paid prior to the expiration of the applicable revocation period for the Separation Agreement described in Section 4.2.3.5 below or such later date as may be required by Section 10 of this Agreement.

4.2.3.4

Subject to Section 4.2.3.5 and provided that Executive is eligible for and timely elects group health insurance continuation coverage for himself, his spouse and dependents under a Company group health plan or plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any comparable state law (“COBRA”), the Company shall pay or reimburse Executive for the COBRA premiums for such coverage, equal to the employer portion of the premium that was in effect under the applicable Company group health plan(s) immediately prior to Executive’s termination date, for the period beginning on the Executive’s termination date and ending on the earlier of (i) the eighteen (18) month anniversary of the termination date and (ii) the date as of which Executive becomes eligible to receive comparable benefits from a subsequent employer. Notwithstanding the foregoing, the Company shall have no obligation to make such payment or pay such reimbursement in the event that the provision of such benefit would result in noncompliance with applicable law or the assessment of penalties or fines.

4.2.3.5

Each of the payments and other benefits to be provided under Sections 4.2.3.2, 4.2.3.3 and 4.2.3.4 above (collectively, the “Severance Benefits”) shall be subject to the provisions of Section 10 of this Agreement and shall be conditioned upon (i) within thirty (30) days following the termination date, Executive’s timely execution, delivery, and non-revocation of a separation agreement and general release of claims (a “Separation Agreement”), which shall include, among other things, the language set forth in Exhibit D; provided, that in the absence of the timely execution and delivery of such a Separation Agreement or if such Separation Agreement is subsequently revoked by Executive, the Company shall have no obligation to provide the Severance Benefits, and (ii) Executive’s continued compliance with his obligations under Article 6; provided, however, that the Company may in its reasonable discretion revise the language in Exhibit D at any time prior to the execution of the Separation Agreement to update it to comply with developments in the law governing such types of agreements. The Severance Benefits shall be in lieu of any other severance benefit or other right or remedy to which Executive would otherwise be entitled under the Company’s plans, policies or programs in effect on the Start Date or thereafter. Executive acknowledges and agrees that in the event Executive breaches any provision of Article 6 or the Separation Agreement, his right to receive the Severance Benefits shall automatically terminate and Executive shall repay, return and restore any and all Severance Benefits received.

4.2.4

Voluntary Termination. Upon Executive’s voluntary termination of his employment, including without limitation upon expiration of the Term as a result of Executive giving notice of nonrenewal pursuant to Section 2.1 above, the Company shall have no further obligation to Executive under this Agreement or otherwise, except to pay to Executive the following amounts, if any, owed to Executive prior to the date of termination of this Agreement: (a) any unpaid annual base salary prorated to the date of termination (including accrued vacation, but less applicable withholdings) and (b) reimbursement of any unpaid reimbursable expenses. Any such accrued obligations shall be paid to Executive in a lump sum in cash within 30 days after the date of termination.

4.2.5

Termination after a Change in Control. If, within two (2) years after a Change in Control, (i) the Company shall terminate Executive’s employment other than for Cause or Disability or (ii) Executive shall terminate his employment for Good Reason, the Company shall have no further obligation to Executive under this Agreement or otherwise except to pay or provide the following to Executive:

4.2.5.1

Any accrued and unpaid annual base salary prorated to the date of termination (including accrued vacation, but less applicable withholdings) and reimbursement of any unpaid reimbursable expenses owed by the Company to Executive through the termination date, which amounts shall be paid to Executive in a lump sum in cash within thirty (30) days after the date of termination.

4.2.5.2

Subject to Section 4.2.5.5, an amount equal to two (2) times the sum of (i) Executive’s then-current annual base salary, and (ii) Executive’s target Annual Bonus for the fiscal year in which Executive’s employment terminates (the “CIC Severance Compensation”), which shall be paid to Executive in a lump sum in cash thirty (30) days after the date of termination; provided, that no portion of the CIC Severance Compensation shall be payable or paid prior to the expiration of the applicable revocation period for the Separation Agreement described in Section 4.2.5.4 below or such later date as may be required by Section 10 of this Agreement.

4.2.5.3

Subject to Section 4.2.5.5 and provided that Executive is eligible for and timely elects group health insurance continuation coverage for himself, his spouse and dependents under a Company group health plan or plans pursuant to COBRA, the Company shall pay or reimburse Executive for the COBRA premiums for such coverage, equal to the employer portion of the premium that was in effect under the applicable Company group health plan(s) immediately prior to Executive’s termination date, for the period beginning on the Executive’s termination date and ending on the earlier of (i) the twenty-four (24) month anniversary of the termination date and (ii) the date as of which Executive becomes eligible to receive comparable benefits from a subsequent employer. Notwithstanding the foregoing, the Company shall have no obligation to make such payment or pay such reimbursement in the event that the provision of such benefit would result in noncompliance with applicable law or the assessment of penalties or fines.

4.2.5.4

As of the date of termination, (i) all service-based vesting restrictions applicable to Executive’s outstanding equity awards that were issued under the Inducement Plan or the Equity Plan shall lapse, and (ii) the payout level under all of Executive’s outstanding performance-based equity awards issued under the Inducement Plan or the Equity Plan that were outstanding immediately prior to the effective time of the Change in Control shall be determined and deemed to have been earned based upon an assumed achievement of all relevant performance goals at the “target” level.

4.2.5.5

Each of the payments and benefits to be provided under Sections 4.2.5.2 and 4.2.5.3 above (collectively, the “CIC Severance Benefits”) shall be subject to the provisions of Section 10 of this Agreement and shall be conditioned upon (i) within thirty (30) days of the termination date, Executive’s timely execution, delivery, and non-revocation of a Separation Agreement, which shall include, among other things, the language set forth in Exhibit D; provided, that in the absence of the timely execution and delivery of such a Separation Agreement or if such Separation Agreement is subsequently revoked by Executive, the Company shall have no obligation to provide the CIC Severance Benefits, and (ii) Executive’s continued compliance with his obligations under Article 6; provided, however, that the Company may in its reasonable discretion revise the language in Exhibit D at any time prior to the execution of the Separation Agreement to update it to comply with developments in the law governing such types of agreements. The CIC Severance Benefits shall be in lieu of any other severance benefit or other right or remedy to which Executive would otherwise be entitled under the Company’s plans, policies or programs in effect on the Start Date or thereafter (including, without limitation, the Company’s Executive Change in Control Severance Plan). Executive acknowledges and agrees that in the event Executive breaches any provision of Article 6 or the Separation Agreement, his right to receive the CIC Severance Benefits shall automatically terminate and Executive shall repay, return and restore any and all CIC Severance Benefits received.

4.2.6

Board Membership. Unless otherwise determined by the Board, upon the termination of Executive’s employment for any reason, Executive shall be deemed to have resigned as a member of the Board effective as of the date of Executive’s termination, without any further action by Executive or any other party. Executive shall cooperate with any reasonable documentation requested by the Company to effectuate or report such resignation from the Board.

5.	REPRESENTATIONS AND WARRANTIES

5.1

Representations of Executive. Executive represents and warrants that he has all right, power, authority and capacity, and is free to enter into this Agreement; that by doing so, Executive will not violate or interfere with the rights of any other person or entity; and that Executive is not subject to any contract, understanding or obligation that will or might prevent, interfere with or impair the performance of this Agreement by Executive. Executive shall indemnify and hold the Company harmless with respect to any losses, liabilities, demands, claims, fees, expenses, damages and costs (including attorneys’ fees and court costs) resulting from or arising out of any third party claim or action based upon Executive’s violation of the foregoing representation.

5.2

Representations of the Company. The Company represents and warrants that it has all right, power and authority, without the consent of any other person, to execute and deliver, and perform its obligations under, this Agreement. All corporate and other actions required to be taken by the Company to authorize the execution, delivery and performance of this Agreement and the consummation of all transactions contemplated hereby have been duly and properly taken.

5.3	Materiality of Representations. The representations, warranties and covenants set forth in this Agreement shall be deemed to be material and to have been relied upon by the parties hereto.

6.	COVENANTS

6.1	Nondisclosure and Nonuse of Confidential Information.

6.1.1

Executive shall not use or disclose to any person, either during the Term or thereafter, any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by him, for any reason or purpose whatsoever, nor shall he make use of any of the Confidential Information for his own purposes or for the benefit of any person except the Company or its affiliates, except (i) to the extent that such disclosure or use is directly related to and required by Executive’s performance in good faith of the Services or (ii) to the extent required to do so by a court of competent jurisdiction. Executive will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Executive shall deliver to the Company at the termination of Executive’s employment, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as defined below) of the Company or any affiliate thereof that Executive may then possess or have under his control.

6.1.2

“Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or any of its affiliates in connection with its business, including, but not limited to, information, observations and data obtained by Executive during Executive’s employment with the Company, an affiliate or any predecessors thereof (including those obtained prior to the date of this Agreement) concerning (i) the business or affairs of the Company or any affiliate (or such predecessors) and (ii) products, services, fees, costs, pricing structures, analyses, drawings, photographs and reports, computer software (including operating systems, applications and program listings), data bases, accounting and business methods, inventions, devices, new developments, methods and processes (whether patentable or unpatentable and whether or not reduced to practice), customers and clients and customer and client lists, all technology and trade secrets, and all similar and related information in whatever form. Notwithstanding the foregoing, “Confidential Information” will not include any information that has been published in a form generally available to the public prior to the date Executive proposes to disclose or use such information.

6.1.3

For the avoidance of doubt, this Section 6.1 does not prohibit or restrict Executive (or Executive’s attorney) from responding to any inquiry about this Agreement or its underlying facts and circumstances by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any other self-regulatory organization or governmental entity, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Executive understands and acknowledges that he does not need the prior authorization of the Company or an affiliate thereof to make any such reports or disclosures and that he is not required to notify the Company that he has made such reports or disclosures.

6.1.4

Notwithstanding anything in this Section 6.1 or elsewhere in this Agreement to the contrary, Executive understands that he may, pursuant to the U.S. Defend Trade Secrets Act of 2016 (“DTSA”), without informing the Company prior to any such disclosure, disclose Confidential Information (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, without informing the Company prior to any such disclosure, if Executive files a lawsuit against the Company for retaliation for reporting a suspected violation of law, Executive may, pursuant to the DTSA, disclose Confidential Information to his attorney and use the Confidential Information in the court proceeding or arbitration, provided that Executive files any document containing the Confidential Information under seal and does not otherwise disclose the Confidential Information, except pursuant to court order. Without prior authorization of the Company, however, the Company does not authorize Executive to disclose to any third party (including any government official or any attorney Executive may retain) any communications that are covered by the Company’s attorney-client privilege.

6.2	Covenants Not to Compete or Solicit.

6.2.1

During the Term and ending twelve (12) full months after the effective date of the Executive’s termination of employment (the “Restricted Period”), Executive shall not engage and shall cause his affiliates not to engage, directly or indirectly, either as principal, agent, consultant, proprietor, creditor, stockholder, director, officer or employee, or participate in the ownership, management, operation or control of any other business engaged in the Subject Business (as defined below) anywhere within the Restricted Territory (a “Prohibited Business”) except with the Company’s prior written consent (which may be withheld in the Company’s sole discretion). For purposes of this Agreement, “Subject Business” means (i) the business of designing and manufacturing aluminum wheels for sale to original equipment manufacturers (OEMs) and aftermarket distributors and (ii) any other business conducted or actively contemplated by the Company or a subsidiary thereof, as of the effective date of the termination of Executive’s employment with the Company or a subsidiary thereof. For purposes of this Agreement, “Restricted Territory” means North America and Europe. Nothing herein shall prohibit Executive from being a passive owner of not more than one percent (1.0%) of the outstanding stock of any class of any corporation, which is publicly traded.

6.2.2

During the Restricted Period, Executive shall not, and shall cause his affiliates not to, directly or indirectly through another person (i) induce any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates, as applicable, or (ii) induce any customer, supplier, licensee, vendor or other business relation of the Company or any of its affiliates to cease doing business with the Company or any of its affiliates, or in any way intentionally interfere with the relationship between any such customer, supplier, licensee, vendor or business relation, on the one hand, and the Company or any of its affiliates, on the other hand.

6.3	Intellectual Property Rights.

6.3.1

Executive hereby assigns, transfers and conveys to the Company all of Executive’s right, title and interest in and to all Work Product. Executive agrees that all Work Product belongs in all instances to the Company. Executive will promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company or an affiliate thereof (whether during or after the Term) to establish and confirm the Company’s ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company (whether during or after the Term) in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Executive recognizes and agrees that the Work Product, to the extent copyrightable, constitutes works for hire under the copyright laws of the United States.

6.3.2

“Work Product” means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, trade dress, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company’s or any of its affiliates’ actual or anticipated business, operations, research and development or existing or future products or services and which are conceived, developed or made by Executive (whether or not during usual business hours and whether or not alone or in conjunction with any other person) during the Term together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing. Notwithstanding the foregoing, “Work Product” shall not include the patents and other assets set forth on Exhibit E hereto. Executive hereby represents and warrants that the patents and other assets owned by Executive set forth on Exhibit E are not related in any way to the Company, except as stated therein.

6.4

Non-Disparagement. Executive shall not, in any manner, directly or indirectly, make any oral or written statement to any person that disparages or places the Company or an affiliate thereof or any of their respective officers, shareholders or advisors, or any member of the Board, in a false or negative light; provided, however, that Executive shall not be required to make any untruthful statement or to violate any law. The Company shall not, and shall direct the Board and the Company’s senior executives to not, in any manner, directly or indirectly, make any oral or written statement to any person that disparages or places Executive in a false or negative light; provided, however, that none of the foregoing shall be required to make any untruthful statement or to violate any law.

6.5

Covenant to Deliver Records. Upon termination of Executive’s employment, Executive will deliver to the Company all customer lists, proposals, reports, memoranda, computer software and programming, budgets and other financial information, and other materials or records or writings of any type (including any copies thereof and regardless of the medium in which the information exists) made, used or obtained by Executive in connection with his employment by the Company.

6.6

Executive Compliance with Company Policies. Executive shall be subject to the provisions of the Company’s policies, including the Company’s Non-Disclosure Agreement, Standards of Professional Conduct Statement, Employee Handbook and Code of Conduct, all four of which are incorporated herein by this reference.

6.7	Enforcement.

6.7.1

Executive understands that the restrictions set forth in this Section 6 may limit his ability to earn a livelihood in a business similar to the business of the Company or an affiliate thereof, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits in connection with his employment with the Company or an affiliate thereof to clearly justify such restrictions which, in any event (given his education, skills and ability), Executive does not believe would prevent him from otherwise earning a living. Executive has carefully considered the nature and extent of the restrictions placed upon him by this Section 6, and hereby acknowledges and agrees that the same are reasonable, do not confer a benefit upon the Company disproportionate to the detriment of Executive and are reasonable in time, scope and territory and necessary for the protection of the Company and its affiliates and are an essential inducement to the Company’s employment of Executive hereunder.

6.7.2

Because Executive’s services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of the provisions of this Section 6. Therefore, in the event of a breach or threatened breach of the restrictions of this Section 6, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security) or require Executive to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of the covenants contained in this Section 6, if and when the judgment of a court of competent jurisdiction is so entered against Executive.

6.7.3

If, at the time of enforcement of the restrictions provided in this Section 6, a court or arbitrator holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area determined to be reasonable under the circumstances by such court or arbitrator, as applicable.

6.7.4

Executive covenants and agrees that he will not seek to challenge the enforceability of the covenants contained in this Section 6 against the Company or any of its affiliates, nor will Executive assert as a defense to any action seeking enforcement of the provisions contained in this Section 6 (including an action seeking injunctive relief) that such provisions are not enforceable due to lack of sufficient consideration received by Executive.

7.	CERTAIN RIGHTS OF COMPANY

7.1	Announcement. The Company shall have the right to make public announcements concerning the execution of this Agreement and certain terms thereof.

7.2

Right to Insure. The Company shall have the right to secure, in its own name or otherwise, and at its own expense, life, health, accident or other insurance covering Executive, and Executive shall have no right, title or interest in and to such insurance. Executive shall assist the Company in procuring such insurance by submitting to examinations and by signing such applications and other instruments as may be required by the insurance carriers to which application is made for any such insurance.

7.3

Right to Recover Excess Payments. Executive agrees that should any payments that are made or benefits that are provided pursuant to this Agreement be prohibited by applicable law, regulation or regulatory order, Executive agrees that he shall return or otherwise reimburse the Company for the amount of such prohibited payments or benefits to the maximum extent required by such law, regulation or regulatory order. Without limiting the foregoing, Executive agrees to promptly comply with any applicable rule or regulation which requires the return or reimbursement to the Company of any payments, benefits or other compensation, including, but not limited to, return or reimbursement in connection with any incentive compensation previously paid prior to the issuance of a financial restatement as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act of 2002 and all regulations promulgated by any self-regulatory organization on which the Company’s common stock may then be listed. Without limiting the foregoing, Executive agrees that after the Start Date, in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under federal securities laws, the Executive shall return or reimburse the Company (whether or not Executive is then serving as a current executive officer of the Company) for any incentive-based compensation (including stock options, restricted stock and restricted stock units awarded as compensation) during the three (3)-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to Executive under the accounting restatement.

8.	ASSIGNMENT

8.1

Neither party may assign or otherwise dispose of its rights nor obligations under this Agreement without the prior written consent of the other party except as provided in this Section. The Company may assign and transfer this Agreement, or its interest in this Agreement, to any affiliate or subsidiary of the Company (providing such assignee assumes the Company’s obligations under this Agreement) without Executive’s consent. Executive shall, if requested by the Company, perform the Services, as specified in this Agreement, for the benefit of any subsidiary or other affiliate of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, and such assignment shall not require Executive’s consent. Upon assignment, acquisition, merger, consolidation or reorganization, the term “Company” as used herein shall be deemed to refer to such assignee or successor entity. Executive shall not have the right to assign his interest in this Agreement, any rights under this Agreement, or any duties imposed under this Agreement, nor shall Executive or his spouse, heirs, beneficiaries, executors or administrators have the right to pledge, hypothecate or otherwise encumber Executive’s right to receive compensation hereunder without the express written consent of the Company.

9.	RESOLUTION OF DISPUTES

9.1	Governing Law. This Agreement and the performance hereunder shall be interpreted under the substantive laws of the State of Michigan, without giving effect to the conflict of law principles thereof.

9.2

Exclusive Jurisdiction and Venue. In the event of any dispute arising out of or in connection with this Agreement or in any way relating to the employment of Executive for which an action is court is permitted pursuant to Section 9.3, the parties agree that the exclusive venue for any such action shall be in the federal and state courts located in Oakland County, Michigan, and the parties irrevocably consent and submit to the exclusive jurisdiction of such courts (except for an action to enforce an arbitration award, which may be filed in any court of competent jurisdiction).

9.3

Submission to Arbitration. The Company and Executive agree that, to the fullest extent permitted by law, any dispute with any party (including the Company’s affiliates, successors, predecessors, contractors, employees and agents) that may arise out of this Agreement, or Executive’s employment with the Company or the termination thereof, shall be submitted for resolution by mandatory, binding arbitration in Southfield, Michigan, or another agreed-upon location, in accordance with the Employment Dispute Rules of the American Arbitration Association and the Federal Arbitration Act, 9 U.S.C. §1, et. seq. The arbitration requirement applies to all statutory, contractual and/or common law claims including, but not limited to, claims arising under Title VII of the Civil Rights Action of 1964; the Age Discrimination in Employment Act; the Equal Pay Act of 1963; the Fair Labor Standards Act; and the Americans with Disabilities Act. If there is a dispute as to whether an issue or claim is arbitrable, the arbitrator will have the authority to resolve any such dispute, including claims as to fraud in the inducement or execution, or claims as to validity, construction, interpretation or enforceability. Both the Company and Executive shall be precluded from bringing or raising in court or any other forum any dispute that was required by the Agreement to have been submitted to binding arbitration.

This arbitration requirement does not apply to claims for workers’ compensation benefits, claims arising under ERISA (29 U.S.C. §§ 1001, et seq.), or to claims expressly excluded from arbitration by statute. This arbitration requirement does not prohibit either party from seeking and obtaining from a court injunctive or equitable remedies necessary to maintain (or restore) the status quo or to prevent irreversible or irreparable harm, including such relief set forth in Section 12.6; in addition, either party may bring an action in court to compel arbitration pursuant to this Agreement or to enforce an arbitration award (which action to enforce an arbitration award may be filed in any court of competent jurisdiction). There will be no right or authority for any claim subject to arbitration to be heard or arbitrated on a class or collective basis, as a private attorney general, or in a representative capacity on behalf of any other person or entity. The arbitrator shall have no authority to add to or to modify the terms described in this Section, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy.

9.4

Payment of Costs and Fees. Where required by law, the Company shall pay all additional costs peculiar to the arbitration to the extent such costs would not otherwise be incurred in a court proceeding (for instance, the Company will, if required, pay the arbitrator’s fees to the extent it exceeds Court filing fees). Each party shall pay its own costs and attorneys’ fees in the first instance. However, the arbitrator may award costs and attorneys’ fees to the prevailing party to the extent permitted by law. The arbitrator shall apply the same standard with respect to the awarding of fees and costs as would be awarded if such claim had been asserted in state or federal court.

10.	CODE SECTION 409A

10.1

General. This Agreement shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements Section 409A of the Code and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder. Nevertheless, the tax treatment of the benefits provided under the Agreement is not warranted or guaranteed. Neither the Company nor its directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by Executive as a result of the application of Section 409A of the Code.

10.2

Definitional Restrictions. Notwithstanding anything in this Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable hereunder, or a different form of payment would be effected, by reason of a Change in Control or Executive’s Disability or termination of employment, such amount or benefit will not be payable or distributable to Executive, and/or such different form of payment will not be effected, by reason of such circumstance unless (i) the circumstances giving rise to such Change in

Control, Disability or termination of employment, as the case may be, meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Non-Exempt Deferred Compensation upon a Change in Control, Disability or termination of employment, however defined. If this provision prevents the payment or distribution of any Non-Exempt Deferred Compensation, such payment or distribution shall be made on the date, if any, on which an event occurs that constitutes a Code Section 409A-compliant “change in control event”, “disability” or “separation from service,” as the case may be, or such later date as may be required by Section 10.3 below. If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

10.3

Six-Month Delay in Certain Circumstances. Notwithstanding anything in this Agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Agreement by reason of Executive’s separation from service during a period in which he is a “specified employee” (as defined Code Section 409A and the final regulations thereunder), then, subject to any permissible acceleration of payment by the Company under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i)

the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following Executive’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following Executive’s separation from service (or, if Executive dies during such period, within 30 days after Executive’s death) (in either case, the “Required Delay Period”); and

(ii)	the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

10.4

Treatment of Installment Payments. Each payment of termination benefits under Section 4 of this Agreement, including, without limitation, each installment payment, shall be considered a separate payment, as described in Treas. Reg. Section 1.409A-2(b)(2), for purposes of Section 409A of the Code.

10.5

Timing of Release of Claims. Whenever in this Agreement the provision of payment or benefit is conditioned on Executive’s execution and non-revocation of a release of claims, such release, must be executed, and all revocation periods shall have expired, within thirty (30) days after the date of termination of Executive’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit constitutes Non-Exempt Deferred Compensation, and if such thirty (30) day period begins in one calendar year and ends in the next calendar year, the payment or benefit shall not be made or commence before the second such calendar year, even if the release becomes irrevocable in the first such calendar year. In other words, Executive is not permitted to influence the calendar year of payment based on the timing of his signing of the release.

10.6

Timing of Reimbursements and In-kind Benefits. If Executive is entitled to be paid or reimbursed for any taxable expenses under this Agreement, and such payments or reimbursements are includible in Executive’s federal gross taxable income, the amount of such expenses reimbursable in any one calendar year shall not affect the amount reimbursable in any other calendar year, and the reimbursement of an eligible expense must be made no later than December 31 of the year after the year in which the expense was incurred. Executive’s rights to payment or reimbursement of expenses pursuant to Section 3.2, 3.4, 3.6 or 4.2 shall expire on the earlier of one year after the termination of this Agreement or ten (10) years after the Start Date. No right of Executive to reimbursement of expenses under Sections 3.2 or 4.2 or any other Section of this Agreement shall be subject to liquidation or exchange for another benefit.

10.7

Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution to Executive of Non-Exempt Deferred Compensation payable hereunder, provided that such distribution(s) are permissible under and meet the requirements of Treas. Reg. Section 1.409A-3(j)(4).

11.	CHANGE IN CONTROL TAX PROVISION

11.1

Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then, prior to the making of any Payment to Executive, a calculation shall be made comparing (i) the net benefit to Executive of the Payment after payment of the Excise Tax, to (ii) the net benefit to Executive if the Payment had been limited to the extent necessary to avoid being subject to the Excise Tax. If the amount calculated under (i) above is less than the amount calculated under (ii) above, then the Payment shall be limited to the extent necessary to avoid being subject to the Excise Tax (the “Reduced Amount”). The reduction of the Payments due hereunder, if applicable, shall be made in such a manner as to maximize the economic present value of all Payments actually made to Executive, determined by the Determination Firm (as defined in Section 11.2 below) as of the date of the Change in Control using the discount rate required by Section 280G(d)(4) of the Code.

11.2

The determination of whether an Excise Tax would be imposed, the amount of such Excise Tax, and the calculation of the amounts referred to Section 11.1 (i) and (ii) above shall be made by an independent, nationally recognized accounting firm or compensation consulting firm mutually acceptable to the Company and Executive (the “Determination Firm”) which shall provide detailed supporting calculations. Any determination by the Determination Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Determination Firm hereunder, it is possible that Payments to which Executive was entitled, but did not receive pursuant to Section 11.1, could have been made without the imposition of the Excise Tax (“Underpayment”). In such event, the Determination Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive, but no later than March 15 of year following the year in which the Underpayment is determined to exist, which is when the legally binding right to such Underpayment arises.

12.	GENERAL PROVISIONS

12.1

Notices. Notice under this Agreement shall be sufficient only if hand delivered or if personally delivered by a major commercial paid delivery courier service or mailed by certified or registered mail (return receipt requested and postage pre-paid) to the other party at its address set forth in the signature block below or to such other address as may be designated by either party in writing.

12.2

Agreement Controls. Unless otherwise provided for in this Agreement, the Company’s policies, procedures and practices shall govern the relationship between Executive and the Company. If, however, any of the Company’s policies, procedures and/or practices conflict with this Agreement (together with any amendments hereto), this Agreement (and any amendments hereto) shall control.

12.3

Amendment and Waiver. Any provision of this Agreement may be amended or modified and the observance of any provision may be waived (either retroactively or prospectively) only by written consent of the parties. Either party’s failure to enforce any provision of this Agreement shall not be construed as a waiver of that party’s right to enforce such provision.

12.4

Force Majeure. Either party shall be temporarily excused from performing under this Agreement if any force majeure or other occurrence beyond the reasonable control of either party makes such performance impossible, except a Disability as defined in this Agreement, provided that the party subject to the force majeure provides notice of such force majeure at the first reasonable opportunity. Under such circumstances, performance under this Agreement that related to the delay shall be suspended for the duration of the delay provided the delayed party shall resume performance of its obligations with due diligence once the delaying event subsides. In case of any such suspension, the parties shall use their reasonable best efforts to overcome the cause and effect of such suspension.

12.5

Remedies. Executive acknowledges that because of the nature of the Company’s business, and the fact that the services to be performed by Executive pursuant to this Agreement are of a special, unique, unusual, extraordinary, and intellectual character that give them a peculiar value, a breach of this Agreement shall cause substantial injury to the Company for which money damages cannot reasonably be ascertained and for which money damages would be inadequate. Executive therefore agrees that the Company shall have the right to obtain injunctive relief, including the right to have the provisions of this Agreement specifically enforced by arbitration having equity jurisdiction, in addition to any other remedies that the Company may have.

12.6

Severability. If any term, provision, covenant, paragraph, or condition of this Agreement is held to be invalid, illegal, or unenforceable by any court of competent jurisdiction, that provision shall be modified or eliminated to the minimum extent necessary so this Agreement shall otherwise remain enforceable in full force and effect.

12.7

Construction. Headings and captions are only for convenience and shall not affect the construction or interpretation of this Agreement. Whenever the context requires, words, used in the singular shall be construed to include the plural and vice versa, and pronouns of any gender shall be deemed to include the masculine, feminine, or neuter gender.

12.8	Counterparts. This Agreement may be signed in counterpart copies, each of which shall represent an original document, and all of which shall constitute a single document.

12.9

No Adverse Construction. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or the terms hereof.

12.10

Entire Agreement. With respect to its subject matter, namely, the employment by the Company of Executive, this Agreement and all exhibits hereto (including the documents expressly incorporated herein, such as the Code of Business Conduct and Ethics) contain the entire understanding between the parties, and supersede any prior agreements, understandings, and communications between the parties, whether oral, written, implied or otherwise (including, but not limited to, any term sheets).

12.11

Assistance of Counsel. Executive expressly acknowledges that he was advised he has the right to be represented by counsel of his own choosing in connection with the negotiation and drafting of the terms of this Agreement, that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment and not on any representations or promises other than those contained in this Agreement.

12.12

Further Assurances. Each party hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement.

12.13

Payment of Taxes. To the extent that any taxes become payable by Executive by virtue of any payments made or benefits conferred by the Company, the Company shall not be liable to pay or obligated to reimburse Executive for any such taxes or to make any adjustment under this Agreement. Any payments otherwise due under this Agreement to Executive shall be reduced by any required withholding for Federal, State and/or local taxes and other appropriate payroll deductions.

[Signature Page Follows]

The parties have executed this Executive Employment Agreement as of the date first stated above:

EXECUTIVE	SUPERIOR INDUSTRIES INTERNATIONAL, INC.

/s/ Majdi B. Abulaban	By:	/s/ Timothy C. McQuay
Majdi B. Abulaban	Name:	Timothy C. McQuay
	Title:	Executive Chairman of the Board

NOTICE ADDRESS	NOTICE ADDRESS
Executive’s address most recently reflected in the Company’s records	Superior Industries International, Inc. 26600 Telegraph Rd., Suite 400 Southfield, MI 48033

EXHIBIT A

PERMITTED ACTIVITIES

Board of Directors of SPX Corporation

EXHIBIT B

INITIAL STOCK GRANT AWARD AGREEMENTS

See attached.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

2019 INDUCEMENT GRANT PLAN

NOTICE OF GRANT AND

RESTRICTED STOCK UNIT AGREEMENT

You have been granted RSUs (as defined below) in Superior Industries International, Inc. (the “Company”), each of which represents one share of the Company’s common stock, par value of $0.01 (“Common Shares”), subject to the terms and conditions of the Superior Industries International, Inc. 2019 Inducement Grant Plan (the “Plan”), and this Notice of Grant and Restricted Stock Unit Agreement (collectively, the “Notice and Agreement”). Unless otherwise defined in the Notice and Agreement, capitalized terms shall have the meanings set forth in the Plan.

Participant:	Majdi B. Abulaban

Number of Restricted Stock Units Granted (“RSUs”):	333,333
Grant Date:	May [●], 2019
Vesting Schedule (Period of Restriction):	Vesting Dates:	Vesting Percentages:
	February 28, 2020	33.3%
	February 28, 2021	33.4%
	February 28, 2022	33.3%

By signing below, you accept this grant of RSUs and you hereby represent that you: (i) have reviewed the Plan and the Notice and Agreement, including Exhibit A, in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (ii) agree to the terms and conditions of the Plan and the Notice and Agreement; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your notice address indicated below.

AGREED AND ACCEPTED:

Signature:
Print Name:	Majdi B. Abulaban
Notice Address:

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

2019 INDUCEMENT GRANT PLAN

RESTRICTED STOCK UNIT AGREEMENT

1. Grant of Restricted Stock Units. The Company has granted to the Participant the RSUs (as specified in the Notice of Grant on the preceding page (“Notice of Grant”)), subject to the terms and conditions of the Notice and Agreement (including the vesting conditions provided in Section 2 of the Notice and Agreement). Each RSU represents the right to receive one Common Share, subject to the terms of the Plan and the Notice and Agreement.

2. Period of Restriction and Vesting. During the Period of Restriction specified in the Notice of Grant, the RSUs shall be subject to the restrictions on transfer specified in Section 4 of the Notice and Agreement. The Period of Restriction shall expire as to the number of RSUs vested in the amount(s) and on the date(s) specified in the Vesting Schedule in the Notice of Grant (each, a “Vesting Date”). On each such Vesting Date, the applicable Common Shares underlying the vested RSUs, if any, shall be distributed to the Participant as soon as reasonably practicable, but in no event later than March 15 of the calendar year following the calendar year in which a Vesting Date occurs. Prior to the Vesting Date(s) specified in the Notice of Grant, the RSUs shall be defined in this agreement as “Unvested RSUs.”

3. Forfeiture of Unvested RSUs. Except as otherwise provided in Section 9.1 of the Plan or in the Participant’s employment agreement, if Participant ceases Continuous Service as an Employee, Consultant or Director for any reason, all Unvested RSUs shall be immediately forfeited. Notwithstanding the foregoing, in the event that the Participant’s Continuous Service terminates due to his death or Disability, all Unvested RSUs shall automatically vest in full as of the date of such termination. If the Participant breaches any of the restrictive covenants contained in Exhibit A, then the Participant shall forfeit any RSUs contemplated under the Notice and Agreement, whether or not vested or unvested and whether or not distributed to the Participant.

4. Restriction on Transfer. None of the RSUs or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the occurrence of the applicable Vesting Date. In addition, as a condition to any transfer of the Common Shares underlying vested RSUs after such Vesting Date, the Company may, in its discretion, require: (i) that the Common Shares shall have been duly listed upon any national securities exchange or automated quotation system on which the Common Shares may then be listed or quoted; (ii) that either (a) a registration statement under the Securities Act of 1933, as amended (“Securities Act”) with respect to the Common Shares shall be effective, or (b) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under the Securities Act and the Participant shall have entered into agreements with the Company as reasonably required; and (iii) fulfillment of any other requirements deemed necessary by counsel for the Company to comply with Applicable Law.

5. Restrictive Covenants. Notwithstanding anything to the contrary in the Notice and Agreement, to the extent permitted by applicable law, as a condition precedent to the Company granting the RSUs to the Participant, and in order to receive any Shares or other payments pursuant to Section 6, the Participant must have complied with the restrictive conditions, as set forth on Exhibit A attached to the Notice and Agreement, through and including the Vesting Date and any post-employment restrictions that are applicable. For the avoidance of doubt, the restrictive conditions set forth on Exhibit A shall apply in addition to (and shall not be limited by the provisions of) any other non-competition, non-pooling, non-solicitation, confidentiality, non-disparagement or similar covenants or conditions to which the Participant is a party with the Company or any Affiliate thereof.

6. Distribution of Common Shares. The Company shall hold the Common Shares underlying the Unvested RSUs until the applicable Vesting Date. When a Vesting Date occurs, as soon as reasonably practicable, but in no event later than March 15 of the calendar year following the calendar year in which such Vesting Date occurs, the Company shall promptly distribute the applicable Common Shares to the Participant, if any, subject to the terms of the Plan and the Notice and Agreement.

7. Stockholder Rights. If the Company declares a cash dividend on its Common Shares, then, on the payment date of the dividend, the Participant will be credited with dividend equivalents equal to the amount of cash dividend per share multiplied by the number of RSUs credited (and that have not been distributed to the Participant) to the Participant through the record date. The dollar amount credited to the Participant under the preceding sentence will be credited to an account (“Account”) established for the Participant for bookkeeping purposes only on the books of the Company. The amounts credited to the Account will be credited as of the last day of each month with interest, compounded monthly, until the amount credited to the Account is paid to the Participant or is forfeited. The rate of interest credited under the previous sentence will be the prime rate of interest as reported by the Midwest edition of the Wall Street Journal for the second business day of each quarter on an

2

annual basis. The balance in the Account will be subject to the same terms regarding vesting and forfeiture as the corresponding RSUs awarded under the Notice and Agreement, and will be paid in cash in a single sum at the time the corresponding RSUs vest and are distributed. If, from time to time prior to the Vesting Dates, there is (i) any stock dividend, stock split or other change in the Common Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, the number of RSUs (and Common Shares to which they relate) under the Notice and Agreement may be adjusted to reflect such transaction in accordance with the terms of the Plan.

8. Tax Consequences. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Notice and Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents. The Participant understands that only the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by the Notice and Agreement.

9. Withholding. No later than the date as of which an amount first becomes includible as income of Participant for any income and/or employment tax purposes with respect to any RSUs, Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign income and/or employment taxes that are required by Applicable Law to be withheld with respect to such amount. Participant authorizes the Company to withhold from his or her compensation to satisfy any income and/or employment tax withholding obligations in connection with the award. If Participant is no longer employed by the Company at the time any applicable taxes are due and must be remitted by the Company, Participant agrees to pay applicable taxes to the Company, and the Company may delay distribution of the Common Shares underlying the RSUs until proper payment of such taxes has been made by Participant. Participant may satisfy such obligations under this Section 9 by any method authorized under the Notice and Agreement and the Plan.

10. General.

(a)    The Notice and Agreement shall be governed by and construed under the laws of the State of Michigan.

(b)    The Notice and Agreement and the Plan, which is incorporated herein by reference, represent the entire agreement between the parties with respect to the RSUs granted to the Participant. Except as provided in Section 10(a) of the Notice and Agreement, in which case, the Notice and Agreement control, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Notice and Agreement, the terms and conditions of the Plan shall prevail.

(c)    Any notice, demand or request required or permitted to be delivered by either the Company or the Participant pursuant to the terms of the Notice and Agreement shall be in writing and shall be deemed given when delivered personally, deposited with an international courier service, or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to (i) the Participant at the addresses set forth in the Notice of Grant or as the Participant may request by notifying the Company in writing and (ii) the Company at its corporate headquarters to the attention of its General Counsel.

(d)    The rights of the Company under the Notice and Agreement and the Plan shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assignees. The rights and obligations of the Participant under the Notice and Agreement may only be assigned with the prior written consent of the Company.

(e)    Upon a request by the Company to the Participant, the Participant agrees to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of the Notice and Agreement.

(f)    Participant acknowledges and agrees that the RSUs granted pursuant to the Notice and Agreement shall be vested only by providing Continuous Service through the Vesting Date(s) as an Employee, Consultant or Director, and not through the mere act of being hired or appointed to any of the foregoing positions.

3

EXHIBIT A TO THE NOTICE OF GRANT AND

RESTRICTED STOCK UNIT AGREEMENT

To the extent permitted by applicable law, as a condition precedent to the Company granting the Participant the RSUs, and in order to receive any Shares or other payments pursuant to such grant, Participant must have complied with the following restrictive conditions, through and including the Vesting Date and any post-employment restrictions that are applicable.

1.    Nondisclosure and Nonuse of Confidential Information.

(a)    Participant shall not use or disclose to any person, either during Participant’s Continuous Service or thereafter, any Confidential Information (as defined below) of which Participant is or becomes aware, whether or not such information is developed by him or her, for any reason or purpose whatsoever, nor shall he or she make use of any of the Confidential Information for his or her own purposes or for the benefit of any person except the Company or its Affiliates, except (i) to the extent that such disclosure or use is directly related to and required by Participant’s performance in good faith of duties assigned to Participant by the Company or an Affiliate thereof or (ii) to the extent required to do so by a court of competent jurisdiction. Participant will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Participant shall deliver to the Company at the termination of Participant’s Continuous Service, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as defined below) of the Company or any Affiliate thereof that Participant may then possess or have under his or her control.

(b)    “Confidential Information” means information that is not generally known to the public (including the existence and content of the Notice and Agreement) and that is used, developed or obtained by the Company or any of its Affiliates in connection with its business, including, but not limited to, information, observations and data obtained by Participant during Participant’s Continuous Service with the Company, an Affiliate or any predecessors thereof (including those obtained prior to the date of the Notice and Agreement) concerning (i) the business or affairs of the Company or any Affiliate (or such predecessors) and (ii) products, services, fees, costs, pricing structures, analyses, drawings, photographs and reports, computer software (including operating systems, applications and program listings), data bases, accounting and business methods, inventions, devices, new developments, methods and processes (whether patentable or unpatentable and whether or not reduced to practice), customers and clients and customer and client lists, all technology and trade secrets, and all similar and related information in whatever form. Notwithstanding the foregoing, “Confidential Information” will not include any information that has been published in a form generally available to the public prior to the date Participant proposes to disclose or use such information.

(c)    For the avoidance of doubt, this Section 1 does not prohibit or restrict the Participant (or the Participant’s attorney) from responding to any inquiry about the Notice and Agreement or its underlying facts and circumstances by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any other self-regulatory organization or governmental entity, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Participant understands and acknowledges that he or she does not need the prior authorization of the Company or an Affiliate thereof to make any such reports or disclosures and that he or she is not required to notify the Company that he has made such reports or disclosures.

(d)    Notwithstanding anything in this Section 1 or elsewhere in the Notice and Agreement to the contrary, the Participant understands that he or she may, pursuant to the U.S. Defend Trade Secrets Act of 2016 (“DTSA”), without informing the Company prior to any such disclosure, disclose Confidential Information (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, without informing the Company prior to any such disclosure, if the Participant files a lawsuit against the Company for retaliation for reporting a suspected violation of law, the Participant may, pursuant to the DTSA, disclose Confidential Information to his or her attorney and use the Confidential Information in the court proceeding or arbitration, provided that the Participant files any document containing the Confidential Information under seal and does not otherwise disclose the Confidential Information, except pursuant to court order. Without prior authorization of the Company, however, the Company does not authorize the Participant to disclose to any third party (including any government official or any attorney the Participant may retain) any communications that are covered by the Company’s attorney-client privilege.

2.    Covenants Not to Compete or Solicit.

(a)    Non-Competition. During Participant’s Continuous Service and ending twelve (12) full months after the effective date of the termination of such Continuous Service (the “Restricted Period”), Participant shall not engage and shall cause his or her affiliates not to engage, directly or indirectly, either as principal, agent, consultant, proprietor, creditor, stockholder, director, officer or employee, or participate in the ownership, management, operation or control of any other business engaged in the Subject Business (as defined below) anywhere within the Restricted Territory (a “Prohibited Business”) except with the Company’s prior written consent (which may be withheld in the Company’s sole discretion). For purposes of the Notice and Agreement, “Subject Business” means (i) the business of designing and manufacturing aluminum wheels for sale to original equipment manufacturers (OEMs) and aftermarket distributors and (ii) any other business conducted or actively contemplated by the Company or a Subsidiary thereof, as of the effective date of the termination of Participant’s Continuous Service with the Company or a Subsidiary thereof. For purposes of the Notice and Agreement, “Restricted Territory” means the territory described on Exhibit B attached hereto. Nothing herein shall prohibit Participant from being a passive owner of not more than one percent (1.0%) of the outstanding stock of any class of any corporation, which is publicly traded.

(b)    Non-Solicitation. During the Restricted Period, Participant shall not and shall cause his or her affiliates not to directly or indirectly through another person (i) induce any employee of the Company or any of its Affiliates to leave the employ of the Company or any of its Affiliates, as applicable, or (ii) induce any customer, supplier, licensee, vendor or other business relation of the Company or any of its Affiliates to cease doing business with the Company or any of its Affiliates, or in any way intentionally interfere with the relationship between any such customer, supplier, licensee, vendor or business relation, on the one hand, and the Company or any of its Affiliates, on the other hand.

3.    Intellectual Property Rights.

(a)    Participant hereby assigns, transfers and conveys to the Company all of Participant’s right, title and interest in and to all Work Product. Participant agrees that all Work Product belongs in all instances to the Company. Participant will promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company or an Affiliate thereof (whether during or after the period of Participant’s Continuous Service with the Company or an Affiliate thereof) to establish and confirm the Company’s ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company (whether during or after the period of Participant’s Continuous Service with the Company) in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Participant recognizes and agrees that the Work Product, to the extent copyrightable, constitutes works for hire under the copyright laws of the United States.

(b)    “Work Product” means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, trade dress, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company’s or any of its Affiliates’ actual or anticipated business, operations, research and development or existing or future products or services and which are conceived, developed or made by Participant (whether or not during usual business hours and whether or not alone or in conjunction with any other person) during the period of Participant’s Continuous Service together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing. Notwithstanding the foregoing, “Work Product” shall not include the patents and other assets set forth on Exhibit C hereto. Participant hereby represents and warrants that the patents and other assets owned by Participant set forth on Exhibit C are not related in any way to the Company, except as stated therein.

4.    Non-Disparagement. The Participant shall not, in any manner, directly or indirectly, make any oral or written statement to any person that disparages or places the Company or an Affiliate thereof or any of their respective officers, shareholders or advisors, or any member of the Board, in a false or negative light; provided, however, that the Participant shall not be required to make any untruthful statement or to violate any law. The Company shall not, and shall direct the Board and the Company’s senior executives to not, in any manner, directly or indirectly, make any oral or written statement to any person that disparages or places the Participant in a false or negative light; provided, however, that none of the foregoing shall be required to make any untruthful statement or to violate any law.

A-2

5.    Enforcement.

(a)    Participant understands that the restrictions set forth in Exhibit A to the Notice and Agreement may limit his or her ability to earn a livelihood in a business similar to the business of the Company or an Affiliate thereof, but he or she nevertheless believes that he or she has received and will receive sufficient consideration and other benefits in connection with his or her Continuous Service with the Company or an Affiliate thereof to clearly justify such restrictions which, in any event (given his or her education, skills and ability), Participant does not believe would prevent him or her from otherwise earning a living. Participant has carefully considered the nature and extent of the restrictions placed upon him or her by Exhibit A to the Notice and Agreement, and hereby acknowledges and agrees that the same are reasonable, do not confer a benefit upon the Company disproportionate to the detriment of Participant and are reasonable in time, scope and territory and necessary for the protection of the Company and its Affiliate and are an essential inducement to the Company’s grant of RSUs under the Plan.

(b)    Because Participant’s services are unique and because Participant has access to Confidential Information and Work Product, the Parties hereto agree that money damages would be an inadequate remedy for any breach of the provisions of Exhibit A to the Notice and Agreement. Therefore, in the event of a breach or threatened breach of the restrictions in Exhibit A to the Notice and Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security) or require Participant to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of the covenants contained in Exhibit A to the Notice and Agreement, if and when the judgment of a court of competent jurisdiction is so entered against Participant.

(c)    If, at the time of enforcement of the restrictions provided in Exhibit A to the Notice and Agreement, a court or arbitrator holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area determined to be reasonable under the circumstances by such court or arbitrator, as applicable.

(d)    Participant covenants and agrees that he or she will not seek to challenge the enforceability of the covenants contained in Exhibit A to the Notice and Agreement against the Company or any of its Affiliates, nor will Participant assert as a defense to any action seeking enforcement of the provisions contained in Exhibit A to the Notice and Agreement (including an action seeking injunctive relief) that such provisions are not enforceable due to lack of sufficient consideration received by Participant.

A-3

EXHIBIT B: RESTRICTED TERRITORY

North America and Europe

EXHIBIT C: EXCLUDED WORK PRODUCT

I have no inventions.

The following is a complete list of all Work Product relative to the subject matter of my Service with the Company that have been created by me, alone or jointly with others, prior to the Grant Date, which might relate to the Company’s present business:

Additional sheets attached.

Participant Signature:	Date:

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

2019 INDUCEMENT GRANT PLAN

NOTICE OF GRANT AND

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

You have been granted PRSUs (as defined below) in Superior Industries International, Inc. (the “Company”), each of which represents one share of the Company’s common stock, par value of $0.01 (“Common Shares”), subject to the terms and conditions of the Superior Industries International, Inc. 2019 Inducement Grant Plan (the “Plan”), and this Notice of Grant and Performance-Based Restricted Stock Unit Agreement (collectively, the “Notice and Agreement”). Unless otherwise defined in the Notice and Agreement, capitalized terms shall have the meanings set forth in the Plan.

Participant:	Majdi B. Abulaban

Target Number of Performance-Based Restricted Stock Units Granted (“PRSUs”):	Total: 666,667
	Tranche 1: 222,222
	Tranche 2: 222,222
	Tranche 3: 222,223
Grant Date:	May [●], 2019
Vesting Schedule (Period of Restriction):	Tranche	Vesting Date	Tranche Vesting Percentage:
	Tranche 1	December 31, 2019	100%
	Tranche 2	December 31, 2020	100%
	Tranche 3	December 31, 2021	100%

Performance Periods:	Tranche 1: January 1, 2019 to December 31, 2019
	Tranche 2: January 1, 2019 to December 31, 2020
	Tranche 3: January 1, 2019 to December 31, 2021

Performance Goals:	The PRSUs may be earned, if at all, based on the Company’s achievement of the following criteria during the applicable Performance Period:

Return on Invested Capital (40% of each tranche of PRSUs may be earned based on achievement of this criteria)

Performance Level*		Minimum	Target	Maximum
Return on Invested Capital	Tranche 1
	Tranche 2
	Tranche 3
Percentage of Target Payout		50%	100%	200%

“Return on Invested Capital” is equal to the yearly average of, pre-tax income divided by Invested Capital during the Performance Period.

“Invested Capital” is equal to accounts receivable, inventory, prepaid aluminum, net fixed assets and accounts payable.

Cumulative Earnings per Share (40% of each tranche of PRSUs may be earned based on achievement of this criteria)

Performance Level*		Minimum	Target	Maximum
Cumulative Earnings per Share	Tranche 1
	Tranche 2
	Tranche 3
Percentage of Target Payout		50%	100%	200%

“Cumulative Earnings per Share” is equal to the sum of the Net Income divided by the weighted average Common Shares outstanding for each of the fiscal years in the Performance Period.

“Net Income” is equal to the amount of net income reported on the Company’s consolidated income statement in its Form 10-K for each complete fiscal year in the Performance Period.

Relative Total Shareholder Return (20% of each tranche of PRSUs may be earned based on achievement of this criteria)

Performance Level*		Minimum	Target	Maximum
Relative Total	Tranche 1
Shareholder	Tranche 2
Return	Tranche 3
Percentage of Target Payout		50%	100%	200%

“Relative Total Shareholder Return” means the Company’s total stockholder return performance (i.e., (Ending Stock Price – Beginning Stock Price) divided by Beginning Stock Price), relative to the total stockholder return performance of the Peer Group.

“Beginning Stock Price” means the opening stock price on the first day of the applicable Performance Period (i.e., January 1, 2019).

“Ending Stock Price” means the closing stock price on the last day of the applicable Performance Period (i.e., Tranche 1: December 31, 2019; Tranche 2: December 31, 2020; and Tranche 3: December 31, 2021), with all dividends deemed reinvested.

“Peer Group” means the following companies: Actuant Corporation, Cooper Tire & Rubber Company, Dorman Products Inc., Gentex Corporation, Gentherm Inc., LCI Industries, Inc., Meritor Inc., Modine Manufacturing Corp., Park-Ohio Holdings Corp., Shiloh Industries, Inc., SPX FLOW, Inc., Standard Motor Products Inc., Stoneridge Inc., The Timken Company, Tower International Inc. and Visteon Corporation. Companies which were part of the Peer Group as of the Grant Date but are no longer publicly traded as of the last day of the Performance Period shall be excluded. Companies which were part of the Peer Group and publicly traded as of the Grant Date but file for bankruptcy prior to the last day of the Performance Period shall be assigned a total stockholder return of -100% for the Performance Period.

* Performance below the Minimum level during the applicable Performance Period results in none of the PRSUs granted with respect to such Performance Period being earned with respect to the applicable Performance Goal criteria. Performance above the Maximum level results in no more than the maximum PRSUs being earned (i.e., 200%) with respect to the applicable Performance Goal criteria. Performance between the Minimum and Maximum levels shall be calculated using linear interpolation with respect to the applicable Performance Goal.

By signing below, you accept this grant of PRSUs and you hereby represent that you: (i) have reviewed the Plan and the Notice and Agreement, including Exhibit A, in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (ii) agree to the terms and conditions of the Plan and the Notice and Agreement; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your notice address indicated below.

AGREED AND ACCEPTED:

Signature:

Print Name:	Majdi B. Abulaban
Notice Address:

2

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

2019 INDUCEMENT GRANT PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

1. Grant of Restricted Stock Units. The Company has granted to the Participant the PRSUs (as specified in the Notice of Grant on the preceding page (“Notice of Grant”)), which may be earned, if at all, based on the Company’s achievement of the Performance Goals during the applicable Performance Period and subject to the terms and conditions of the Notice and Agreement (including the vesting conditions provided in Section 2 of the Notice and Agreement). Each PRSU that is earned represents the right to receive one Common Share, subject to the terms of the Plan and the Notice and Agreement.

2. Period of Restriction and Vesting. During the applicable Period of Restriction specified in the Notice of Grant, the PRSUs shall be subject to the restrictions on transfer specified in Section 4 of the Notice and Agreement. The Period of Restriction shall expire as to the number of PRSUs earned and vested in the amount and on the date specified in the applicable Vesting Schedule and per the applicable Performance Goals in the Notice of Grant (the “Vesting Date”). On the applicable Vesting Date, the applicable Common Shares underlying the earned and vested PRSUs, if any, shall be distributed to the Participant as soon as reasonably practicable, but in no event later than March 15 of the calendar year following the calendar year in which the Vesting Date occurs. Prior to the applicable Vesting Date specified in the Notice of Grant, the PRSUs shall be defined in this agreement as “Unvested PRSUs.”

3. Forfeiture of Unvested PRSUs. Except as otherwise provided in Section 9.1 of the Plan or in the Participant’s employment agreement, if Participant ceases Continuous Service as an Employee, Consultant or Director for any reason, all Unvested PRSUs shall be immediately forfeited. For purposes of clarity, all interests in any other PRSUs that are not earned, based on the Company’s achievement of the applicable Performance Goals during the applicable Performance Period, shall be immediately forfeited upon the expiration of the applicable Performance Period. Notwithstanding the foregoing, in the event that the Participant’s Continuous Service terminates due to his death or Disability prior the end of the applicable Performance Period, all Unvested PRSUs shall automatically vest in full assuming achievement of the Performance Goals at target. If the Participant breaches any of the restrictive covenants contained in Exhibit A, then the Participant shall forfeit any PRSUs contemplated under the Notice and Agreement, whether or not vested or unvested and whether or not distributed to the Participant.

4. Restriction on Transfer. None of the PRSUs or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the occurrence of the applicable Vesting Date. In addition, as a condition to any transfer of the Common Shares underlying earned and vested PRSUs after the Vesting Date, the Company may, in its discretion, require: (i) that the Common Shares shall have been duly listed upon any national securities exchange or automated quotation system on which the Common Shares may then be listed or quoted; (ii) that either (a) a registration statement under the Securities Act of 1933, as amended (“Securities Act”) with respect to the Common Shares shall be effective, or (b) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under the Securities Act and the Participant shall have entered into agreements with the Company as reasonably required; and (iii) fulfillment of any other requirements deemed necessary by counsel for the Company to comply with Applicable Law.

5. Restrictive Covenants. Notwithstanding anything to the contrary in the Notice and Agreement, to the extent permitted by applicable law, as a condition precedent to the Company granting the PRSUs to the Participant, and in order to receive any Shares or other payments pursuant to Section 6, the Participant must have complied with the restrictive conditions, as set forth on Exhibit A attached to the Notice and Agreement, through and including the applicable Vesting Date and any post-employment restrictions that are applicable. For the avoidance of doubt, the restrictive conditions set forth on Exhibit A shall apply in addition to (and shall not be limited by the provisions of) any other non-competition, non-pooling, non-solicitation, confidentiality, non-disparagement or similar covenants or conditions to which the Participant is a party with the Company or any Affiliate thereof.

6. Distribution of Common Shares. The Company shall hold the Common Shares underlying the Unvested PRSUs until the applicable Vesting Date. When the applicable Vesting Date occurs, as soon as reasonably practicable, but in no event later than March 15 of the calendar year following the calendar year in which such Vesting Date occurs, the Company shall promptly distribute the applicable Common Shares to the Participant, if any, subject to the terms of the Plan and the Notice and Agreement.

7. Stockholder Rights. If the Company declares a cash dividend on its Common Shares, then, on the payment date of the dividend, the Participant will be credited with dividend equivalents equal to the amount of cash dividend per share multiplied by the number of potential PRSUs credited (and that have not been distributed to the Participant) to the Participant through the record date. The dollar amount credited to the Participant under the preceding sentence will be credited to an account (“Account”) established for the Participant for bookkeeping purposes only on the books of the Company. The amounts credited to the Account will be credited as of the last day of each month with interest, compounded monthly, until the amount credited to the Account is paid to the Participant or is forfeited. The rate of interest credited under the previous sentence will be the prime rate of interest as reported by the Midwest edition of the Wall Street Journal for the second business day of each quarter on an annual basis. The balance in the Account will be subject to the same terms regarding earning, vesting and forfeiture as the corresponding PRSUs awarded under the Notice and Agreement, and will be paid in cash in a single sum at the time that the Common Shares underlying the Participant’s PRSUs are earned, vested and distributed. For purposes of clarity, if the Maximum Performance Goal is achieved, the dividend Account will be paid at twice the amount of the Account at Target level if only the Threshold Performance Goal is achieved, the dividend Account will be paid at half the amount of the Account at Target level and if the Threshold Performance Goal is not achieved, no dividends will be paid. The dividend Account for levels of performance in between the foregoing levels of performance will be paid at interpolated amounts as described in the Notice of Grant above. If no PRSUs are earned, no amount in the Account will be paid. If, from time to time prior to the Vesting Date, there is (i) any stock dividend, stock split or other change in the Common Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, the number of PRSUs (and Common Shares to which they relate) under the Notice and Agreement may be adjusted to reflect such transaction in accordance with the terms of the Plan.

8. Tax Consequences. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Notice and Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents. The Participant understands that only the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by the Notice and Agreement.

9. Withholding. No later than the date as of which an amount first becomes includible as income of Participant for any income and/or employment tax purposes with respect to any PRSUs, Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign income and/or employment taxes that are required by Applicable Law to be withheld with respect to such amount. Participant authorizes the Company to withhold from his or her compensation to satisfy any income and/or employment tax withholding obligations in connection with the award. If Participant is no longer employed by the Company at the time any applicable taxes are due and must be remitted by the Company, Participant agrees to pay applicable taxes to the Company, and the Company may delay distribution of the Common Shares underlying the PRSUs until proper payment of such taxes has been made by Participant. Participant may satisfy such obligations under this Section 9 by any method authorized under the Notice and Agreement and the Plan.

10. General.

(a)    The Notice and Agreement shall be governed by and construed under the laws of the State of Michigan.

(b)    The Notice and Agreement and the Plan, which is incorporated herein by reference, represent the entire agreement between the parties with respect to the PRSUs granted to the Participant. Except as provided in Section 10(a) of the Notice and Agreement, in which case, the Notice and Agreement control, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Notice and Agreement, the terms and conditions of the Plan shall prevail.

(c)    Any notice, demand or request required or permitted to be delivered by either the Company or the Participant pursuant to the terms of the Notice and Agreement shall be in writing and shall be deemed given when delivered personally, deposited with an international courier service, or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to (i) the Participant at the addresses set forth in the Notice of Grant or as the Participant may request by notifying the Company in writing and (ii) the Company at its corporate headquarters to the attention of its Chief Financial Officer.

(d)    The rights of the Company under the Notice and Agreement and the Plan shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assignees. The rights and obligations of the Participant under the Notice and Agreement may only be assigned with the prior written consent of the Company.

(e)    Upon a request by the Company to the Participant, the Participant agrees to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of the Notice and Agreement.

4

(f)    Participant acknowledges and agrees that the PRSUs granted and earned pursuant to the Notice and Agreement may only become vested by providing Continuous Service through the Vesting Date as an Employee, Consultant or Director, and not through the mere act of being hired or appointed to any of the foregoing positions.

5

EXHIBIT A TO THE NOTICE OF GRANT AND

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

To the extent permitted by applicable law, as a condition precedent to the Company granting the Participant the PRSUs, and in order to receive any Shares or other payments pursuant to such grant, Participant must have complied with the following restrictive conditions, through and including the Vesting Date and any post-employment restrictions that are applicable.

1.    Nondisclosure and Nonuse of Confidential Information.

(a)    Participant shall not use or disclose to any person, either during Participant’s Continuous Service or thereafter, any Confidential Information (as defined below) of which Participant is or becomes aware, whether or not such information is developed by him or her, for any reason or purpose whatsoever, nor shall he or she make use of any of the Confidential Information for his or her own purposes or for the benefit of any person except the Company or its Affiliates, except (i) to the extent that such disclosure or use is directly related to and required by Participant’s performance in good faith of duties assigned to Participant by the Company or an Affiliate thereof or (ii) to the extent required to do so by a court of competent jurisdiction. Participant will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Participant shall deliver to the Company at the termination of Participant’s Continuous Service, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as defined below) of the Company or any Affiliate thereof that Participant may then possess or have under his or her control.

(b)    “Confidential Information” means information that is not generally known to the public (including the existence and content of the Notice and Agreement) and that is used, developed or obtained by the Company or any of its Affiliates in connection with its business, including, but not limited to, information, observations and data obtained by Participant during Participant’s Continuous Service with the Company, an Affiliate or any predecessors thereof (including those obtained prior to the date of the Notice and Agreement) concerning (i) the business or affairs of the Company or any Affiliate (or such predecessors) and (ii) products, services, fees, costs, pricing structures, analyses, drawings, photographs and reports, computer software (including operating systems, applications and program listings), data bases, accounting and business methods, inventions, devices, new developments, methods and processes (whether patentable or unpatentable and whether or not reduced to practice), customers and clients and customer and client lists, all technology and trade secrets, and all similar and related information in whatever form. Notwithstanding the foregoing, “Confidential Information” will not include any information that has been published in a form generally available to the public prior to the date Participant proposes to disclose or use such information.

(c)    For the avoidance of doubt, this Section 1 does not prohibit or restrict the Participant (or the Participant’s attorney) from responding to any inquiry about the Notice and Agreement or its underlying facts and circumstances by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any other self-regulatory organization or governmental entity, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Participant understands and acknowledges that he or she does not need the prior authorization of the Company or an Affiliate thereof to make any such reports or disclosures and that he or she is not required to notify the Company that he has made such reports or disclosures.

(d)    Notwithstanding anything in this Section 1 or elsewhere in the Notice and Agreement to the contrary, the Participant understands that he or she may, pursuant to the U.S. Defend Trade Secrets Act of 2016 (“DTSA”), without informing the Company prior to any such disclosure, disclose Confidential Information (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, without informing the Company prior to any such disclosure, if the Participant files a lawsuit against the Company for retaliation for reporting a suspected violation of law, the Participant may, pursuant to the DTSA, disclose Confidential Information to his or her attorney and use the Confidential Information in the court proceeding or arbitration, provided that the Participant files any document containing the Confidential Information under seal and does not otherwise disclose the Confidential Information, except pursuant to court order. Without prior authorization of the Company, however, the Company does not authorize the Participant to disclose to any third party (including any government official or any attorney the Participant may retain) any communications that are covered by the Company’s attorney-client privilege.

2.    Covenants Not to Compete or Solicit.

(a)    Non-Competition. During Participant’s Continuous Service and ending twelve (12) full months after the effective date of the termination of such Continuous Service (the “Restricted Period”), Participant shall not engage and shall cause his or her affiliates not to engage, directly or indirectly, either as principal, agent, consultant, proprietor, creditor, stockholder, director, officer or employee, or participate in the ownership, management, operation or control of any other business engaged in the Subject Business (as defined below) anywhere within the Restricted Territory (a “Prohibited Business”) except with the Company’s prior written consent (which may be withheld in the Company’s sole discretion). For purposes of the Notice and Agreement, “Subject Business” means (i) the business of designing and manufacturing aluminum wheels for sale to original equipment manufacturers (OEMs) and aftermarket distributors and (ii) any other business conducted or actively contemplated by the Company or a Subsidiary thereof, as of the effective date of the termination of Participant’s Continuous Service with the Company or a Subsidiary thereof. For purposes of the Notice and Agreement, “Restricted Territory” means the territory described on Exhibit B attached hereto. Nothing herein shall prohibit Participant from being a passive owner of not more than one percent (1.0%) of the outstanding stock of any class of any corporation, which is publicly traded.

(b)    Non-Solicitation. During the Restricted Period, Participant shall not and shall cause his or her affiliates not to directly or indirectly through another person (i) induce any employee of the Company or any of its Affiliates to leave the employ of the Company or any of its Affiliates, as applicable, or (ii) induce any customer, supplier, licensee, vendor or other business relation of the Company or any of its Affiliates to cease doing business with the Company or any of its Affiliates, or in any way intentionally interfere with the relationship between any such customer, supplier, licensee, vendor or business relation, on the one hand, and the Company or any of its Affiliates, on the other hand.

3.    Intellectual Property Rights.

(a)    Participant hereby assigns, transfers and conveys to the Company all of Participant’s right, title and interest in and to all Work Product. Participant agrees that all Work Product belongs in all instances to the Company. Participant will promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company or an Affiliate thereof (whether during or after the period of Participant’s Continuous Service with the Company or an Affiliate thereof) to establish and confirm the Company’s ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company (whether during or after the period of Participant’s Continuous Service with the Company) in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Participant recognizes and agrees that the Work Product, to the extent copyrightable, constitutes works for hire under the copyright laws of the United States.

(b)    “Work Product” means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, trade dress, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company’s or any of its Affiliates’ actual or anticipated business, operations, research and development or existing or future products or services and which are conceived, developed or made by Participant (whether or not during usual business hours and whether or not alone or in conjunction with any other person) during the period of Participant’s Continuous Service together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing. Notwithstanding the foregoing, “Work Product” shall not include the patents and other assets set forth on Exhibit C hereto. Participant hereby represents and warrants that the patents and other assets owned by Participant set forth on Exhibit C are not related in any way to the Company, except as stated therein.

4.    Non-Disparagement. The Participant shall not, in any manner, directly or indirectly, make any oral or written statement to any person that disparages or places the Company or an Affiliate thereof or any of their respective officers, shareholders or advisors, or any member of the Board, in a false or negative light; provided, however, that the Participant shall not be required to make any untruthful statement or to violate any law. The Company shall not, and shall direct the Board and the Company’s senior executives to not, in any manner, directly or indirectly, make any oral or written statement to any person that disparages or places the Participant in a false or negative light; provided, however, that none of the foregoing shall be required to make any untruthful statement or to violate any law.

A-2

5.    Enforcement.

(a)    Participant understands that the restrictions set forth in Exhibit A to the Notice and Agreement may limit his or her ability to earn a livelihood in a business similar to the business of the Company or an Affiliate thereof, but he or she nevertheless believes that he or she has received and will receive sufficient consideration and other benefits in connection with his or her Continuous Service with the Company or an Affiliate thereof to clearly justify such restrictions which, in any event (given his or her education, skills and ability), Participant does not believe would prevent him or her from otherwise earning a living. Participant has carefully considered the nature and extent of the restrictions placed upon him or her by Exhibit A to the Notice and Agreement, and hereby acknowledges and agrees that the same are reasonable, do not confer a benefit upon the Company disproportionate to the detriment of Participant and are reasonable in time, scope and territory and necessary for the protection of the Company and its Affiliate and are an essential inducement to the Company’s grant of PRSUs under the Plan.

(b)    Because Participant’s services are unique and because Participant has access to Confidential Information and Work Product, the Parties hereto agree that money damages would be an inadequate remedy for any breach of the provisions of Exhibit A to the Notice and Agreement. Therefore, in the event of a breach or threatened breach of the restrictions in Exhibit A to the Notice and Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security) or require Participant to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of the covenants contained in Exhibit A to the Notice and Agreement, if and when the judgment of a court of competent jurisdiction is so entered against Participant.

(c)    If, at the time of enforcement of the restrictions provided in Exhibit A to the Notice and Agreement, a court or arbitrator holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area determined to be reasonable under the circumstances by such court or arbitrator, as applicable.

(d)    Participant covenants and agrees that he or she will not seek to challenge the enforceability of the covenants contained in Exhibit A to the Notice and Agreement against the Company or any of its Affiliates, nor will Participant assert as a defense to any action seeking enforcement of the provisions contained in Exhibit A to the Notice and Agreement (including an action seeking injunctive relief) that such provisions are not enforceable due to lack of sufficient consideration received by Participant.

A-3

EXHIBIT B: RESTRICTED TERRITORY

North America and Europe

EXHIBIT C: EXCLUDED WORK PRODUCT

I have no inventions.

The following is a complete list of all Work Product relative to the subject matter of my Service with the Company that have been created by me, alone or jointly with others, prior to the Grant Date, which might relate to the Company’s present business:

Additional sheets attached.

Participant Signature:	Date:

EXHIBIT C

2019 LONG-TERM INCENTIVE AWARD AGREEMENTS

See attached.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

2019 INDUCEMENT GRANT PLAN

SECTION 1

BACKGROUND AND PURPOSE

1.1	Background. The Plan permits the grant of Restricted Stock, Restricted Stock Units and Performance Awards.

1.2

Purpose of the Plan. The purpose of the Plan is to provide Awards as an inducement material to Majdi B. Abulaban (the “Participant”) entering into employment with the Company and its Affiliates, and to encourage stock ownership by the Participant, thereby aligning his interests with those of the Company’s shareholders. The Plan is intended to comply with Section 303A.08 of the New York Stock Exchange (“NYSE”) Listed Company Manual, which provides an exception to the NYSE stockholder approval requirement for the issuance of securities with regard to grants to the Participant as an inducement material to the Participant entering into employment with the Company and its Affiliates.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1

“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.

2.2	“Administrator” means, collectively, (i) the Board or (ii) a committee of the Board designated in accordance with Section 4.1.

2.3

“Affiliate” means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.4

“Applicable Law” means the legal requirements relating to the administration of an Award issued pursuant to the Plan and similar incentive plans under any applicable laws, including but not limited to federal and state employment, labor, privacy and securities laws, the Code, and applicable rules and regulations promulgated by any stock exchange or quotation system upon which the Shares may then be listed or quoted.

2.5	“Award” means, individually or collectively, a grant under the Plan of Restricted Stock, Restricted Stock Units and Performance Awards.

2.6

“Award Agreement” means the written agreement or program document between the Company and the Participant setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.

2.7	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.8	“Cause” shall have the meaning assigned to such term in the Employment Agreement.

2.9	“Change in Control” means the occurrence of any of the following:

a)

Any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

1

b)

The following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended;

c)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

d)

The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.10

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.11	“Committee” means any committee of the Board designated to administer the Plan in accordance with Section 4.1.

2.12	“Company” means Superior Industries International, Inc., or any successor thereto.

2.13

“Consultant” means any consultant, independent contractor or other person who provides significant services (other than capital-raising activities) to the Company or its Affiliates or any employee or affiliate of any of the foregoing, but who is neither an Employee nor a Director.

2.14

“Continuous Service” means that the Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated. Continuous Service shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiary or successor. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. In the event the Participant’s status changes among the positions of Employee, Director and Consultant, the Participant’s Continuous Service shall not be considered terminated solely as a result of any such changes in status. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Administrator at its discretion, and any determination by the Administrator shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Section 409A of the Code, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treasury Regulations Section 1.409A-1(h).

2.15	“Director” means any individual who is a member of the Board of Directors of the Company or an Affiliate of the Company.

2.16	“Disability” shall have the meaning assigned to such term in the Employment Agreement.

2

2.17	“Employee” means any current or prospective common-law employee of the Company or an Affiliate.

2.18	“Employment Agreement” means that certain Executive Employment Agreement, dated March 21, 2019, by and between the Company and the Participant.

2.19

“Fair Market Value” means with respect to a Share, as of any date, the closing sales price reported for such Share as of such date, provided the Shares are listed on an established stock exchange or a national market system, including without limitation the NYSE. If no sales were reported on such date, the Fair Market Value of a Share shall be the closing price for such Share as quoted on the NYSE (or the exchange with the greatest volume of trading in the Shares) on the last market trading day with reported sales prior to the date of determination. In the case where the Company is not listed on an established stock exchange or national market system, Fair Market Value shall be determined by the Board in good faith in accordance with Code Section 409A and the applicable Treasury regulations.

2.20	“Good Reason” shall have the meaning assigned to such term in the Employment Agreement.

2.21

“Grant Date” means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

2.22

“Independent Director” means a Nonemployee Director who is (i) a “nonemployee director” within the meaning of Rule 16b-3 of the 1934 Act and (ii) “independent” as determined under the applicable rules of the NYSE, as any of these definitions may be modified or supplemented from time to time.

2.23	“Nonemployee Director” means a Director who is not employed by the Company or an Affiliate.

2.24	“Performance Award” means an Award granted to the Participant pursuant to Section 8 of the Plan, the vesting of which is contingent on the satisfaction of specified performance conditions.

2.25

“Period of Restriction” means the period during which the transfer of Shares underlying Awards of Restricted Stock or Restricted Stock Units are subject to restrictions that subject the Shares to a substantial risk of forfeiture.

2.26	“Plan” means this Superior Industries International, Inc. 2019 Inducement Grant Plan, as set forth in this instrument and as hereafter amended from time to time.

2.27

“Restricted Stock” means an Award granted to the Participant pursuant to Section 7 of the Plan. An Award of Restricted Stock constitutes a transfer of ownership of Shares to the Participant from the Company subject to restrictions against transferability, assignment, and hypothecation. Under the terms of the Award, the restrictions against transferability are removed when the Participant has met the specified vesting requirement.

2.28

“Restricted Stock Unit” means an Award granted to the Participant pursuant to Section 7 of the Plan. An Award of Restricted Stock Units constitutes the right to receive Shares (or the equivalent value in cash or other property if the Administrator so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

2.29	“SEC” means the U.S. Securities and Exchange Commission.

2.30	“Shares” means shares of common stock of the Company.

2.31

“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3

SECTION 3

EFFECTIVE DATE AND TERM

3.1

Effective Date; Term. The Plan was approved by the Board effective as of May [●], 2019 (the “Effective Date”), and, unless earlier terminated as provided herein, the Plan will continue in effect until, and automatically terminate after, the Shares available for grant in Section 5.1 have been granted to the Participant. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

SECTION 4

ADMINISTRATION

4.1

The Administrator. The Plan shall be administered by a Committee of the Board appointed by the Board (which Committee shall consist of at least two Directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the Directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to the Participant at the time of consideration for such Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation and Benefits Committee of the Board is designated as the Administrator to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes.

4.2

Action and Interpretation by the Administrator. For purposes of administering the Plan, the Administrator may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Administrator may deem appropriate. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Administrator’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all persons and shall be given the maximum deference permitted by Applicable Law. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Administrator will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3

Authority of the Administrator. It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to: (a) determine the vesting conditions, if any, applicable to Awards and the circumstances under which vesting conditions may be modified, (b) determine the other terms and conditions of the Awards, (c) interpret the Plan, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (e) interpret, amend or revoke any such rules, and (f) adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

4

SECTION 5

SHARES SUBJECT TO THE PLAN

5.1

Number of Shares. Subject to adjustment as provided in Section 5.3, the total number of Shares available for grant under the Plan shall be [●][1] Shares. Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.

5.2

Share Counting. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date based on the number of Shares covered by such Award, including at the maximum amount for Performance Awards. Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled, withheld to cover taxes, or otherwise terminated without a distribution of Shares to the Participant will not thereafter be deemed to be available for issuance under the Plan.

5.3

Adjustments in Awards and Authorized Shares. The number and kind of shares authorized for grant under the Plan in Section 5.1 and the number and kind of shares covered by each outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, spin-off, stock dividend on the Shares, or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The Administrator shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction, and the decisions of the Administrator in that respect shall be final, binding and conclusive.

SECTION 6

ELIGIBILITY

6.1

General. Awards may be granted only to the Participant on or promptly following the Effective Date. Once the Shares in Section 5.1 have been granted to the Participant pursuant to Awards under the Plan, no future Awards may be made under the Plan.

SECTION 7

RESTRICTED STOCK OR RESTRICTED STOCK UNITS

7.1

Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator may grant Shares of Restricted Stock or Restricted Stock Units to the Participant in such amounts as the Administrator, in its discretion, shall determine.

7.2

Award Agreement. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement setting forth the terms, conditions, and restrictions applicable to the Award, as the Administrator, in its discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3

Transferability. Except as provided in this Section 7, Shares of Restricted Stock or Awards of Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction.

7.4

Other Restrictions. Restricted Stock and Restricted Stock Units shall be subject to such other restrictions as the Administrator may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

[1]

NTD: This share reserve to cover: (i) the maximum number of shares subject to each performance-based award, i.e., 1,333,334 initial stock grant PRSUs and [●] 2019 PRSUs, (ii) 333,333 initial stock grant RSUs, and (iii) [●] 2019 RSUs.

5

7.5	Legend on Certificates. The Administrator, in its discretion, may place a legend or legends on the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.6

Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after expiration of the Period of Restriction. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.5 removed from his Share certificate, and the Shares shall be freely transferable by the Participant, subject to Applicable Law.

7.7

Voting Rights. During the Period of Restriction, the Participant, to the extent holding Shares of Restricted Stock granted hereunder, may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement. Except as otherwise provided in an Award Agreement, the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units until such time as Shares are paid in settlement of such Awards.

7.8

Dividends and Other Distributions. Unless otherwise provided by the Administrator in an Award Agreement, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions declared with respect to such Shares during the Period of Restriction; provided, that such dividends and other distributions shall be accumulated and paid to the Participants at such time as the restrictions applicable to the Shares of Restricted Stock lapse.

7.9

Return of Restricted Stock to Company. On the date that any forfeiture event set forth in the Award Agreement occurs, the Restricted Stock or Restricted Stock Units for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

PERFORMANCE AWARDS

8.1

Grant of Performance Awards. The Administrator is authorized to grant any Award under this Plan, including Restricted Stock or Restricted Stock Units with performance-based vesting criteria, on such terms and conditions as may be selected by the Administrator. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Administrator shall have the complete discretion to determine the number of Performance Awards granted to each Participant and to designate the provisions of such Performance Awards as provided in Section 8.2. All Performance Awards shall be evidenced by an Award Agreement or a written program established by the Administrator, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

8.2

Performance Goals. The Administrator may establish performance goals for Performance Awards which may be based on any criteria selected by the Administrator. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. The time period during which the performance goals or other vesting provisions must be met will be called the “Performance Period.” If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Administrator may modify such performance goals in whole or in part, as the Administrator deems appropriate. If the Participant is promoted, demoted or transferred to a different business unit or function during a Performance Period, the Administrator may determine that the performance goals or Performance Period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the Participant in an amount determined by the Administrator.

6

SECTION 9

MISCELLANEOUS

9.1

Change in Control. Unless otherwise provided in the Award Agreement, in the event of a Change in Control, unless an Award is assumed or substituted by the successor corporation, then (i) all service-based restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control, and (ii) the payout level under all Performance Awards shall be deemed to have been earned as of the date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level. If an Award is assumed or substituted by the successor corporation, then if within two (2) years after the effective date of the Change in Control, the Participant’s Continuous Service is terminated without Cause or the Participant resigns for Good Reason, then as of the date of termination (i) all service-based vesting restrictions applicable to his outstanding Awards shall lapse, and (ii) the payout level under all of the Participant’s Performance Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of employment termination based upon an assumed achievement of all relevant performance goals at the “target” level.

9.2

Transfers Upon a Change in Control. In the sole and absolute discretion of the Administrator, an Award Agreement may provide that in the event of certain Change in Control events, which may include any or all of the Change in Control events described in Section 2.9, Shares obtained pursuant to this Plan shall be subject to certain rights and obligations, which include but are not limited to the following: (i) the obligation to vote all such Shares in favor of such Change in Control transaction, whether by vote at a meeting of the Company’s shareholders or by written consent of such shareholders; (ii) the obligation to sell or exchange all such Shares and all rights to acquire Shares, under this Plan pursuant to the terms and conditions of such Change in Control transaction; (iii) the right to transfer less than all but not all of such Shares pursuant to the terms and conditions of such Change in Control transaction, and (iv) the obligation to execute all documents and take any other action reasonably requested by the Company to facilitate the consummation of such Change in Control transaction.

9.3

No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without Cause. Unless otherwise provided by written contract, employment or service with the Company or any of its Affiliates is on an at-will basis only.

9.4

Compensation Recoupment Policy. The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.

9.5

Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or, otherwise, sale or disposition of all or substantially all of the business or assets of the Company.

9.6

Beneficiary Designations. If permitted by the Administrator, the Participant may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

9.7

Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Award granted to the Participant shall be available during his lifetime only to the Participant.

9.8

Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded or any blue sky or state securities laws.

7

9.9

Legal Compliance. Shares shall not be issued pursuant to the making of an Award unless the issuance and delivery of Shares shall comply with the Securities Act of 1933, as amended, the 1934 Act and other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any Award made in violation hereof shall be null and void.

SECTION 10

SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE

10.1

General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his capacity as the Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by the Participant or other taxpayer as a result of the Plan or any Award.

10.2

Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have otherwise applied absent the non-409A-conforming event.

10.3

Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to the Participant could qualify for any separation pay exemption described in Treasury Regulations Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Administrator or the General Counsel) shall determine which Awards or portions thereof will be subject to such exemptions.

10.4

Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Agreement by reason of the Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Administrator under Treasury Regulations Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder;

8

provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

10.5

Installment Payments. If, pursuant to an Award, the Participant is entitled to a series of installment payments, the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treasury Regulations Section 1.409A-2(b)(2)(iii) (or any successor thereto).

10.6

Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment, failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to Section 10.4, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, the Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

10.7

Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treasury Regulations section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treasury Regulations section 1.409A-3(j)(4).

10.8

Timing of Distribution of Dividend Equivalents. Unless otherwise provided in the applicable Award Agreement, any dividend equivalents granted with respect to an Award hereunder will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such dividends equivalents is no longer subject to a substantial risk of forfeiture. In addition, notwithstanding anything to the contrary in the Plan, in no event shall dividends or dividend equivalents payable in connection with an Award granted under the Plan be paid earlier than at the time that the Award or applicable portion thereof becomes vested in accordance with the applicable Award Agreement.

SECTION 11

AMENDMENT, SUSPENSION, AND TERMINATION

11.1

Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

SECTION 12

TAX WITHHOLDING

12.1

Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award, the Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award.

9

12.2

Withholding Arrangements. The Administrator, in its discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the applicable withholding amount. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made; provided, however, in the case Shares are withheld by the Company to satisfy the tax withholding that would otherwise be issued to the Participant, the amount of such tax withholding shall be determined by applying the relevant federal, state or local withholding tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld.

SECTION 13

LEGAL CONSTRUCTION

13.1

Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

13.2

Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.3

Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.4

Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all Applicable Law and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.5

Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Michigan, without giving effect to principles of conflicts of law of such state.

13.6	Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

13.7

Plan Document Controls. All awards granted pursuant to the Plan shall be subject to the terms and conditions of the Plan as amended and restated herein. The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

10

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

2019 INDUCEMENT GRANT PLAN

NOTICE OF GRANT AND

RESTRICTED STOCK UNIT AGREEMENT

You have been granted RSUs (as defined below) in Superior Industries International, Inc. (the “Company”), each of which represents one share of the Company’s common stock, par value of $0.01 (“Common Shares”), subject to the terms and conditions of the Superior Industries International, Inc. 2019 Inducement Grant Plan (the “Plan”), and this Notice of Grant and Restricted Stock Unit Agreement (collectively, the “Notice and Agreement”). Unless otherwise defined in the Notice and Agreement, capitalized terms shall have the meanings set forth in the Plan.

Participant:	Majdi B. Abulaban
Number of Restricted Stock Units Granted (“RSUs”):	[●][1]
Grant Date:	May [●], 2019
Vesting Schedule (Period of Restriction):	Vesting Dates:	Vesting Percentages:

	February 28, 2020	33.3%

	February 28, 2021	33.4%

	February 28, 2022	33.3%

By signing below, you accept this grant of RSUs and you hereby represent that you: (i) have reviewed the Plan and the Notice and Agreement, including Exhibit A, in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (ii) agree to the terms and conditions of the Plan and the Notice and Agreement; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your notice address indicated below.

AGREED AND ACCEPTED:

Signature:

Print Name:	Majdi B. Abulaban
Notice Address:

[1]	NTD: Number of RSUs to be equal to $800,000 divided by the closing price on the grant date.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

2019 INDUCEMENT GRANT PLAN

RESTRICTED STOCK UNIT AGREEMENT

1. Grant of Restricted Stock Units. The Company has granted to the Participant the RSUs (as specified in the Notice of Grant on the preceding page (“Notice of Grant”)), subject to the terms and conditions of the Notice and Agreement (including the vesting conditions provided in Section 2 of the Notice and Agreement). Each RSU represents the right to receive one Common Share, subject to the terms of the Plan and the Notice and Agreement.

2. Period of Restriction and Vesting. During the Period of Restriction specified in the Notice of Grant, the RSUs shall be subject to the restrictions on transfer specified in Section 4 of the Notice and Agreement. The Period of Restriction shall expire as to the number of RSUs vested in the amount(s) and on the date(s) specified in the Vesting Schedule in the Notice of Grant (each, a “Vesting Date”). On each such Vesting Date, the applicable Common Shares underlying the vested RSUs, if any, shall be distributed to the Participant as soon as reasonably practicable, but in no event later than March 15 of the calendar year following the calendar year in which a Vesting Date occurs. Prior to the Vesting Date(s) specified in the Notice of Grant, the RSUs shall be defined in this agreement as “Unvested RSUs.”

3. Forfeiture of Unvested RSUs. Except as otherwise provided in Section 9.1 of the Plan or in the Participant’s employment agreement, if Participant ceases Continuous Service as an Employee, Consultant or Director for any reason, all Unvested RSUs shall be immediately forfeited. If the Participant breaches any of the restrictive covenants contained in Exhibit A, then the Participant shall forfeit any RSUs contemplated under the Notice and Agreement, whether or not vested or unvested and whether or not distributed to the Participant.

4. Restriction on Transfer. None of the RSUs or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the occurrence of the applicable Vesting Date. In addition, as a condition to any transfer of the Common Shares underlying vested RSUs after such Vesting Date, the Company may, in its discretion, require: (i) that the Common Shares shall have been duly listed upon any national securities exchange or automated quotation system on which the Common Shares may then be listed or quoted; (ii) that either (a) a registration statement under the Securities Act of 1933, as amended (“Securities Act”) with respect to the Common Shares shall be effective, or (b) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under the Securities Act and the Participant shall have entered into agreements with the Company as reasonably required; and (iii) fulfillment of any other requirements deemed necessary by counsel for the Company to comply with Applicable Law.

5. Restrictive Covenants. Notwithstanding anything to the contrary in the Notice and Agreement, to the extent permitted by applicable law, as a condition precedent to the Company granting the RSUs to the Participant, and in order to receive any Shares or other payments pursuant to Section 6, the Participant must have complied with the restrictive conditions, as set forth on Exhibit A attached to the Notice and Agreement, through and including the Vesting Date and any post-employment restrictions that are applicable. For the avoidance of doubt, the restrictive conditions set forth on Exhibit A shall apply in addition to (and shall not be limited by the provisions of) any other non-competition, non-pooling, non-solicitation, confidentiality, non-disparagement or similar covenants or conditions to which the Participant is a party with the Company or any Affiliate thereof.

6. Distribution of Common Shares. The Company shall hold the Common Shares underlying the Unvested RSUs until the applicable Vesting Date. When a Vesting Date occurs, as soon as reasonably practicable, but in no event later than March 15 of the calendar year following the calendar year in which such Vesting Date occurs, the Company shall promptly distribute the applicable Common Shares to the Participant, if any, subject to the terms of the Plan and the Notice and Agreement.

7. Stockholder Rights. If the Company declares a cash dividend on its Common Shares, then, on the payment date of the dividend, the Participant will be credited with dividend equivalents equal to the amount of cash dividend per share multiplied by the number of RSUs credited (and that have not been distributed to the Participant) to the Participant through the record date. The dollar amount credited to the Participant under the preceding sentence will be credited to an account (“Account”) established for the Participant for bookkeeping purposes only on the books of the Company. The amounts credited to the Account will be credited as of the last day of each month with interest, compounded monthly, until the amount credited to the Account is paid to the Participant or is forfeited. The rate of interest credited under the previous sentence will be the prime rate of interest as reported by the Midwest edition of the Wall Street Journal for the second business day of each quarter on an annual basis. The balance in the Account will be subject to the same terms regarding vesting and forfeiture as the corresponding RSUs awarded under the Notice and Agreement, and will be paid in cash in a single sum at the time the

2

corresponding RSUs vest and are distributed. If, from time to time prior to the Vesting Dates, there is (i) any stock dividend, stock split or other change in the Common Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, the number of RSUs (and Common Shares to which they relate) under the Notice and Agreement may be adjusted to reflect such transaction in accordance with the terms of the Plan.

8. Tax Consequences. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Notice and Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents. The Participant understands that only the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by the Notice and Agreement.

9. Withholding. No later than the date as of which an amount first becomes includible as income of Participant for any income and/or employment tax purposes with respect to any RSUs, Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign income and/or employment taxes that are required by Applicable Law to be withheld with respect to such amount. Participant authorizes the Company to withhold from his or her compensation to satisfy any income and/or employment tax withholding obligations in connection with the award. If Participant is no longer employed by the Company at the time any applicable taxes are due and must be remitted by the Company, Participant agrees to pay applicable taxes to the Company, and the Company may delay distribution of the Common Shares underlying the RSUs until proper payment of such taxes has been made by Participant. Participant may satisfy such obligations under this Section 9 by any method authorized under the Notice and Agreement and the Plan.

10. General.

(a)    The Notice and Agreement shall be governed by and construed under the laws of the State of Michigan.

(b)    The Notice and Agreement and the Plan, which is incorporated herein by reference, represent the entire agreement between the parties with respect to the RSUs granted to the Participant. Except as provided in Section 10(a) of the Notice and Agreement, in which case, the Notice and Agreement control, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Notice and Agreement, the terms and conditions of the Plan shall prevail.

(c)    Any notice, demand or request required or permitted to be delivered by either the Company or the Participant pursuant to the terms of the Notice and Agreement shall be in writing and shall be deemed given when delivered personally, deposited with an international courier service, or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to (i) the Participant at the addresses set forth in the Notice of Grant or as the Participant may request by notifying the Company in writing and (ii) the Company at its corporate headquarters to the attention of its General Counsel.

(d)    The rights of the Company under the Notice and Agreement and the Plan shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assignees. The rights and obligations of the Participant under the Notice and Agreement may only be assigned with the prior written consent of the Company.

(e)    Upon a request by the Company to the Participant, the Participant agrees to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of the Notice and Agreement.

(f)    Participant acknowledges and agrees that the RSUs granted pursuant to the Notice and Agreement shall be vested only by providing Continuous Service through the Vesting Date(s) as an Employee, Consultant or Director, and not through the mere act of being hired or appointed to any of the foregoing positions.

3

EXHIBIT A TO THE NOTICE OF GRANT AND

RESTRICTED STOCK UNIT AGREEMENT

To the extent permitted by applicable law, as a condition precedent to the Company granting the Participant the RSUs, and in order to receive any Shares or other payments pursuant to such grant, Participant must have complied with the following restrictive conditions, through and including the Vesting Date and any post-employment restrictions that are applicable.

1.    Nondisclosure and Nonuse of Confidential Information.

(a)    Participant shall not use or disclose to any person, either during Participant’s Continuous Service or thereafter, any Confidential Information (as defined below) of which Participant is or becomes aware, whether or not such information is developed by him or her, for any reason or purpose whatsoever, nor shall he or she make use of any of the Confidential Information for his or her own purposes or for the benefit of any person except the Company or its Affiliates, except (i) to the extent that such disclosure or use is directly related to and required by Participant’s performance in good faith of duties assigned to Participant by the Company or an Affiliate thereof or (ii) to the extent required to do so by a court of competent jurisdiction. Participant will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Participant shall deliver to the Company at the termination of Participant’s Continuous Service, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as defined below) of the Company or any Affiliate thereof that Participant may then possess or have under his or her control.

(b)    “Confidential Information” means information that is not generally known to the public (including the existence and content of the Notice and Agreement) and that is used, developed or obtained by the Company or any of its Affiliates in connection with its business, including, but not limited to, information, observations and data obtained by Participant during Participant’s Continuous Service with the Company, an Affiliate or any predecessors thereof (including those obtained prior to the date of the Notice and Agreement) concerning (i) the business or affairs of the Company or any Affiliate (or such predecessors) and (ii) products, services, fees, costs, pricing structures, analyses, drawings, photographs and reports, computer software (including operating systems, applications and program listings), data bases, accounting and business methods, inventions, devices, new developments, methods and processes (whether patentable or unpatentable and whether or not reduced to practice), customers and clients and customer and client lists, all technology and trade secrets, and all similar and related information in whatever form. Notwithstanding the foregoing, “Confidential Information” will not include any information that has been published in a form generally available to the public prior to the date Participant proposes to disclose or use such information.

(c)    For the avoidance of doubt, this Section 1 does not prohibit or restrict the Participant (or the Participant’s attorney) from responding to any inquiry about the Notice and Agreement or its underlying facts and circumstances by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any other self-regulatory organization or governmental entity, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Participant understands and acknowledges that he or she does not need the prior authorization of the Company or an Affiliate thereof to make any such reports or disclosures and that he or she is not required to notify the Company that he has made such reports or disclosures.

(d)    Notwithstanding anything in this Section 1 or elsewhere in the Notice and Agreement to the contrary, the Participant understands that he or she may, pursuant to the U.S. Defend Trade Secrets Act of 2016 (“DTSA”), without informing the Company prior to any such disclosure, disclose Confidential Information (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, without informing the Company prior to any such disclosure, if the Participant files a lawsuit against the Company for retaliation for reporting a suspected violation of law, the Participant may, pursuant to the DTSA, disclose Confidential Information to his or her attorney and use the Confidential Information in the court proceeding or arbitration, provided that the Participant files any document containing the Confidential Information under seal and does not otherwise disclose the Confidential Information, except pursuant to court order. Without prior authorization of the Company, however, the Company does not authorize the Participant to disclose to any third party (including any government official or any attorney the Participant may retain) any communications that are covered by the Company’s attorney-client privilege.

2.    Covenants Not to Compete or Solicit.

(a)    Non-Competition. During Participant’s Continuous Service and ending twelve (12) full months after the effective date of the termination of such Continuous Service (the “Restricted Period”), Participant shall not engage and shall cause his or her affiliates not to engage, directly or indirectly, either as principal, agent, consultant, proprietor, creditor, stockholder, director, officer or employee, or participate in the ownership, management, operation or control of any other business engaged in the Subject Business (as defined below) anywhere within the Restricted Territory (a “Prohibited Business”) except with the Company’s prior written consent (which may be withheld in the Company’s sole discretion). For purposes of the Notice and Agreement, “Subject Business” means (i) the business of designing and manufacturing aluminum wheels for sale to original equipment manufacturers (OEMs) and aftermarket distributors and (ii) any other business conducted or actively contemplated by the Company or a Subsidiary thereof, as of the effective date of the termination of Participant’s Continuous Service with the Company or a Subsidiary thereof. For purposes of the Notice and Agreement, “Restricted Territory” means the territory described on Exhibit B attached hereto. Nothing herein shall prohibit Participant from being a passive owner of not more than one percent (1.0%) of the outstanding stock of any class of any corporation, which is publicly traded.

(b)    Non-Solicitation. During the Restricted Period, Participant shall not and shall cause his or her affiliates not to directly or indirectly through another person (i) induce any employee of the Company or any of its Affiliates to leave the employ of the Company or any of its Affiliates, as applicable, or (ii) induce any customer, supplier, licensee, vendor or other business relation of the Company or any of its Affiliates to cease doing business with the Company or any of its Affiliates, or in any way intentionally interfere with the relationship between any such customer, supplier, licensee, vendor or business relation, on the one hand, and the Company or any of its Affiliates, on the other hand.

3.    Intellectual Property Rights.

(a)    Participant hereby assigns, transfers and conveys to the Company all of Participant’s right, title and interest in and to all Work Product. Participant agrees that all Work Product belongs in all instances to the Company. Participant will promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company or an Affiliate thereof (whether during or after the period of Participant’s Continuous Service with the Company or an Affiliate thereof) to establish and confirm the Company’s ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company (whether during or after the period of Participant’s Continuous Service with the Company) in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Participant recognizes and agrees that the Work Product, to the extent copyrightable, constitutes works for hire under the copyright laws of the United States.

(b)    “Work Product” means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, trade dress, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company’s or any of its Affiliates’ actual or anticipated business, operations, research and development or existing or future products or services and which are conceived, developed or made by Participant (whether or not during usual business hours and whether or not alone or in conjunction with any other person) during the period of Participant’s Continuous Service together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing. Notwithstanding the foregoing, “Work Product” shall not include the patents and other assets set forth on Exhibit C hereto. Participant hereby represents and warrants that the patents and other assets owned by Participant set forth on Exhibit C are not related in any way to the Company, except as stated therein.

4.    Non-Disparagement. The Participant shall not, in any manner, directly or indirectly, make any oral or written statement to any person that disparages or places the Company or an Affiliate thereof or any of their respective officers, shareholders or advisors, or any member of the Board, in a false or negative light; provided, however, that the Participant shall not be required to make any untruthful statement or to violate any law. The Company shall not, and shall direct the Board and the Company’s senior executives to not, in any manner, directly or indirectly, make any oral or written statement to any person that disparages or places the Participant in a false or negative light; provided, however, that none of the foregoing shall be required to make any untruthful statement or to violate any law.

A-2

5.    Enforcement.

(a)    Participant understands that the restrictions set forth in Exhibit A to the Notice and Agreement may limit his or her ability to earn a livelihood in a business similar to the business of the Company or an Affiliate thereof, but he or she nevertheless believes that he or she has received and will receive sufficient consideration and other benefits in connection with his or her Continuous Service with the Company or an Affiliate thereof to clearly justify such restrictions which, in any event (given his or her education, skills and ability), Participant does not believe would prevent him or her from otherwise earning a living. Participant has carefully considered the nature and extent of the restrictions placed upon him or her by Exhibit A to the Notice and Agreement, and hereby acknowledges and agrees that the same are reasonable, do not confer a benefit upon the Company disproportionate to the detriment of Participant and are reasonable in time, scope and territory and necessary for the protection of the Company and its Affiliate and are an essential inducement to the Company’s grant of RSUs under the Plan.

(b)    Because Participant’s services are unique and because Participant has access to Confidential Information and Work Product, the Parties hereto agree that money damages would be an inadequate remedy for any breach of the provisions of Exhibit A to the Notice and Agreement. Therefore, in the event of a breach or threatened breach of the restrictions in Exhibit A to the Notice and Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security) or require Participant to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of the covenants contained in Exhibit A to the Notice and Agreement, if and when the judgment of a court of competent jurisdiction is so entered against Participant.

(c)    If, at the time of enforcement of the restrictions provided in Exhibit A to the Notice and Agreement, a court or arbitrator holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area determined to be reasonable under the circumstances by such court or arbitrator, as applicable.

(d)    Participant covenants and agrees that he or she will not seek to challenge the enforceability of the covenants contained in Exhibit A to the Notice and Agreement against the Company or any of its Affiliates, nor will Participant assert as a defense to any action seeking enforcement of the provisions contained in Exhibit A to the Notice and Agreement (including an action seeking injunctive relief) that such provisions are not enforceable due to lack of sufficient consideration received by Participant.

A-3

EXHIBIT B: RESTRICTED TERRITORY

North America and Europe

EXHIBIT C: EXCLUDED WORK PRODUCT

I have no inventions.

The following is a complete list of all Work Product relative to the subject matter of my Service with the Company that have been created by me, alone or jointly with others, prior to the Grant Date, which might relate to the Company’s present business:

Additional sheets attached.

Participant Signature:	Date:

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

2019 INDUCEMENT GRANT PLAN

NOTICE OF GRANT AND

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

You have been granted PRSUs (as defined below) in Superior Industries International, Inc. (the “Company”), each of which represents one share of the Company’s common stock, par value of $0.01 (“Common Shares”), subject to the terms and conditions of the Superior Industries International, Inc. 2019 Inducement Grant Plan (the “Plan”), and this Notice of Grant and Performance-Based Restricted Stock Unit Agreement (collectively, the “Notice and Agreement”). Unless otherwise defined in the Notice and Agreement, capitalized terms shall have the meanings set forth in the Plan.

Participant:	Majdi B. Abulaban

Target Number of Performance-Based Restricted Stock Units Granted (“PRSUs”):	[●][1]
Grant Date:	May [●], 2019
Vesting Schedule (Period of Restriction):	Vesting Date:	Percent of Earned Shares Vesting Percentage:
	December 31, 2021	100%
Performance Period:	January 1, 2019 to December 31, 2021

Performance Goals:	The PRSUs may be earned, if at all, based on the Company’s achievement of the following criteria during the Performance Period:

Return on Invested Capital (40% of the PRSUs may be earned based on achievement of this criteria)

Performance Level*	Minimum	Target	Maximum
Return on Invested Capital
Percentage of Target Payout	50%	100%	200%

“Return on Invested Capital” is equal to the yearly average of, pre-tax income divided by Invested Capital during the Performance Period.

“Invested Capital” is equal to accounts receivable, inventory, prepaid aluminum, net fixed assets and accounts payable.

Cumulative Earnings per Share (40% of the PRSUs may be earned based on achievement of this criteria)

Performance Level*	Minimum	Target	Maximum
Cumulative Earnings per Share
Percentage of Target Payout	50%	100%	200%

“Cumulative Earnings per Share” is equal to the sum of the Net Income divided by the weighted average Common Shares outstanding for each of the fiscal years in the Performance Period.

“Net Income” is equal to the amount of net income reported on the Company’s consolidated income statement in its Form 10-K for each complete fiscal year in the Performance Period.

[1]	NTD: Number of PRSUs to be equal to $1,600,000 divided by the closing price on the grant date.

Relative Total Shareholder Return (20% of the PRSUs may be earned based on achievement of this criteria)

Performance Level*	Minimum	Target	Maximum
Relative Total Shareholder Return
Percentage of Target Payout	50%	100%	200%

“Relative Total Shareholder Return” means the Company’s total stockholder return performance (i.e., (Ending Stock Price – Beginning Stock Price) divided by Beginning Stock Price), relative to the total stockholder return performance of the Peer Group.

“Beginning Stock Price” means the opening stock price on the first day of the Performance Period (i.e., January 1, 2019).

“Ending Stock Price” means the closing stock price on the last day of the Performance Period (i.e., December 31, 2021), with all dividends deemed reinvested.

“Peer Group” means the following companies: Actuant Corporation, Cooper Tire & Rubber Company, Dorman Products Inc., Gentex Corporation, Gentherm Inc., LCI Industries, Inc., Meritor Inc., Modine Manufacturing Corp., Park-Ohio Holdings Corp., Shiloh Industries, Inc., SPX FLOW, Inc., Standard Motor Products Inc., Stoneridge Inc., The Timken Company, Tower International Inc. and Visteon Corporation. Companies which were part of the Peer Group as of the Grant Date but are no longer publicly traded as of the last day of the Performance Period shall be excluded. Companies which were part of the Peer Group and publicly traded as of the Grant Date but file for bankruptcy prior to the last day of the Performance Period shall be assigned a total stockholder return of -100% for the Performance Period.

* Performance below the Minimum level during the Performance Period results in none of the PRSUs granted being earned with respect to the applicable Performance Goal criteria. Performance above the Maximum level results in no more than the maximum PRSUs being earned (i.e., 200%) with respect to the applicable Performance Goal criteria. Performance between the Minimum and Maximum levels shall be calculated using linear interpolation with respect to the applicable Performance Goal.

By signing below, you accept this grant of PRSUs and you hereby represent that you: (i) have reviewed the Plan and the Notice and Agreement, including Exhibit A, in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (ii) agree to the terms and conditions of the Plan and the Notice and Agreement; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your notice address indicated below.

AGREED AND ACCEPTED:

Signature:

Print Name:	Majdi B. Abulaban
Notice Address:

2

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

2019 INDUCEMENT GRANT PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

1. Grant of Restricted Stock Units. The Company has granted to the Participant the PRSUs (as specified in the Notice of Grant on the preceding page (“Notice of Grant”)), which may be earned, if at all, based on the Company’s achievement of the Performance Goals during the Performance Period and subject to the terms and conditions of the Notice and Agreement (including the vesting conditions provided in Section 2 of the Notice and Agreement). Each PRSU that is earned represents the right to receive one Common Share, subject to the terms of the Plan and the Notice and Agreement.

2. Period of Restriction and Vesting. During the Period of Restriction specified in the Notice of Grant, the PRSUs shall be subject to the restrictions on transfer specified in Section 4 of the Notice and Agreement. The Period of Restriction shall expire as to the number of PRSUs earned and vested in the amount and on the date specified in the Vesting Schedule and per the Performance Goals in the Notice of Grant (the “Vesting Date”). On the Vesting Date, the applicable Common Shares underlying the earned and vested PRSUs, if any, shall be distributed to the Participant as soon as reasonably practicable, but in no event later than March 15 of the calendar year following the calendar year in which the Vesting Date occurs. Prior to the Vesting Date specified in the Notice of Grant, the PRSUs shall be defined in this agreement as “Unvested PRSUs.”

3. Forfeiture of Unvested PRSUs. Except as otherwise provided in Section 9.1 of the Plan or in the Participant’s employment agreement, if Participant ceases Continuous Service as an Employee, Consultant or Director for any reason, all Unvested PRSUs shall be immediately forfeited. For purposes of clarity, all interests in any other PRSUs that are not earned, based on the Company’s achievement of the Performance Goals during the Performance Period, shall be immediately forfeited upon the expiration of the Performance Period. If the Participant breaches any of the restrictive covenants contained in Exhibit A, then the Participant shall forfeit any PRSUs contemplated under the Notice and Agreement, whether or not vested or unvested and whether or not distributed to the Participant.

4. Restriction on Transfer. None of the PRSUs or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the occurrence of the Vesting Date. In addition, as a condition to any transfer of the Common Shares underlying earned and vested PRSUs after the Vesting Date, the Company may, in its discretion, require: (i) that the Common Shares shall have been duly listed upon any national securities exchange or automated quotation system on which the Common Shares may then be listed or quoted; (ii) that either (a) a registration statement under the Securities Act of 1933, as amended (“Securities Act”) with respect to the Common Shares shall be effective, or (b) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under the Securities Act and the Participant shall have entered into agreements with the Company as reasonably required; and (iii) fulfillment of any other requirements deemed necessary by counsel for the Company to comply with Applicable Law.

5. Restrictive Covenants. Notwithstanding anything to the contrary in the Notice and Agreement, to the extent permitted by applicable law, as a condition precedent to the Company granting the PRSUs to the Participant, and in order to receive any Shares or other payments pursuant to Section 6, the Participant must have complied with the restrictive conditions, as set forth on Exhibit A attached to the Notice and Agreement, through and including the Vesting Date and any post-employment restrictions that are applicable. For the avoidance of doubt, the restrictive conditions set forth on Exhibit A shall apply in addition to (and shall not be limited by the provisions of) any other non-competition, non-pooling, non-solicitation, confidentiality, non-disparagement or similar covenants or conditions to which the Participant is a party with the Company or any Affiliate thereof.

6. Distribution of Common Shares. The Company shall hold the Common Shares underlying the Unvested PRSUs until the Vesting Date. When the Vesting Date occurs, as soon as reasonably practicable, but in no event later than March 15 of the calendar year following the calendar year in which such Vesting Date occurs, the Company shall promptly distribute the applicable Common Shares to the Participant, if any, subject to the terms of the Plan and the Notice and Agreement.

7. Stockholder Rights. If the Company declares a cash dividend on its Common Shares, then, on the payment date of the dividend, the Participant will be credited with dividend equivalents equal to the amount of cash dividend per share multiplied by the number of potential PRSUs credited (and that have not been distributed to the Participant) to the Participant through the record date. The dollar amount credited to the Participant under the preceding sentence will be credited to an account (“Account”) established for the Participant for bookkeeping purposes only on the books of the Company. The amounts credited to the Account will be credited as of the last day of each month with interest, compounded monthly, until the amount credited to the Account is paid to the Participant or is forfeited. The rate of interest credited under the previous sentence will be the prime

3

rate of interest as reported by the Midwest edition of the Wall Street Journal for the second business day of each quarter on an annual basis. The balance in the Account will be subject to the same terms regarding earning, vesting and forfeiture as the corresponding PRSUs awarded under the Notice and Agreement, and will be paid in cash in a single sum at the time that the Common Shares underlying the Participant’s PRSUs are earned, vested and distributed. For purposes of clarity, if the Maximum Performance Goal is achieved, the dividend Account will be paid at twice the amount of the Account at Target level if only the Threshold Performance Goal is achieved, the dividend Account will be paid at half the amount of the Account at Target level and if the Threshold Performance Goal is not achieved, no dividends will be paid. The dividend Account for levels of performance in between the foregoing levels of performance will be paid at interpolated amounts as described in the Notice of Grant above. If no PRSUs are earned, no amount in the Account will be paid. If, from time to time prior to the Vesting Date, there is (i) any stock dividend, stock split or other change in the Common Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, the number of PRSUs (and Common Shares to which they relate) under the Notice and Agreement may be adjusted to reflect such transaction in accordance with the terms of the Plan.

8. Tax Consequences. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Notice and Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents. The Participant understands that only the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by the Notice and Agreement.

9. Withholding. No later than the date as of which an amount first becomes includible as income of Participant for any income and/or employment tax purposes with respect to any PRSUs, Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign income and/or employment taxes that are required by Applicable Law to be withheld with respect to such amount. Participant authorizes the Company to withhold from his or her compensation to satisfy any income and/or employment tax withholding obligations in connection with the award. If Participant is no longer employed by the Company at the time any applicable taxes are due and must be remitted by the Company, Participant agrees to pay applicable taxes to the Company, and the Company may delay distribution of the Common Shares underlying the PRSUs until proper payment of such taxes has been made by Participant. Participant may satisfy such obligations under this Section 9 by any method authorized under the Notice and Agreement and the Plan.

10. General.

(a)    The Notice and Agreement shall be governed by and construed under the laws of the State of Michigan.

(b)    The Notice and Agreement and the Plan, which is incorporated herein by reference, represent the entire agreement between the parties with respect to the PRSUs granted to the Participant. Except as provided in Section 10(a) of the Notice and Agreement, in which case, the Notice and Agreement control, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Notice and Agreement, the terms and conditions of the Plan shall prevail.

(c)    Any notice, demand or request required or permitted to be delivered by either the Company or the Participant pursuant to the terms of the Notice and Agreement shall be in writing and shall be deemed given when delivered personally, deposited with an international courier service, or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to (i) the Participant at the addresses set forth in the Notice of Grant or as the Participant may request by notifying the Company in writing and (ii) the Company at its corporate headquarters to the attention of its Chief Financial Officer.

(d)    The rights of the Company under the Notice and Agreement and the Plan shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assignees. The rights and obligations of the Participant under the Notice and Agreement may only be assigned with the prior written consent of the Company.

(e)    Upon a request by the Company to the Participant, the Participant agrees to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of the Notice and Agreement.

(f)    Participant acknowledges and agrees that the PRSUs granted and earned pursuant to the Notice and Agreement may only become vested by providing Continuous Service through the Vesting Date as an Employee, Consultant or Director, and not through the mere act of being hired or appointed to any of the foregoing positions.

4

EXHIBIT A TO THE NOTICE OF GRANT AND

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

To the extent permitted by applicable law, as a condition precedent to the Company granting the Participant the PRSUs, and in order to receive any Shares or other payments pursuant to such grant, Participant must have complied with the following restrictive conditions, through and including the Vesting Date and any post-employment restrictions that are applicable.

1.    Nondisclosure and Nonuse of Confidential Information.

(a)    Participant shall not use or disclose to any person, either during Participant’s Continuous Service or thereafter, any Confidential Information (as defined below) of which Participant is or becomes aware, whether or not such information is developed by him or her, for any reason or purpose whatsoever, nor shall he or she make use of any of the Confidential Information for his or her own purposes or for the benefit of any person except the Company or its Affiliates, except (i) to the extent that such disclosure or use is directly related to and required by Participant’s performance in good faith of duties assigned to Participant by the Company or an Affiliate thereof or (ii) to the extent required to do so by a court of competent jurisdiction. Participant will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Participant shall deliver to the Company at the termination of Participant’s Continuous Service, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as defined below) of the Company or any Affiliate thereof that Participant may then possess or have under his or her control.

(b)    “Confidential Information” means information that is not generally known to the public (including the existence and content of the Notice and Agreement) and that is used, developed or obtained by the Company or any of its Affiliates in connection with its business, including, but not limited to, information, observations and data obtained by Participant during Participant’s Continuous Service with the Company, an Affiliate or any predecessors thereof (including those obtained prior to the date of the Notice and Agreement) concerning (i) the business or affairs of the Company or any Affiliate (or such predecessors) and (ii) products, services, fees, costs, pricing structures, analyses, drawings, photographs and reports, computer software (including operating systems, applications and program listings), data bases, accounting and business methods, inventions, devices, new developments, methods and processes (whether patentable or unpatentable and whether or not reduced to practice), customers and clients and customer and client lists, all technology and trade secrets, and all similar and related information in whatever form. Notwithstanding the foregoing, “Confidential Information” will not include any information that has been published in a form generally available to the public prior to the date Participant proposes to disclose or use such information.

(c)    For the avoidance of doubt, this Section 1 does not prohibit or restrict the Participant (or the Participant’s attorney) from responding to any inquiry about the Notice and Agreement or its underlying facts and circumstances by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any other self-regulatory organization or governmental entity, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Participant understands and acknowledges that he or she does not need the prior authorization of the Company or an Affiliate thereof to make any such reports or disclosures and that he or she is not required to notify the Company that he has made such reports or disclosures.

(d)    Notwithstanding anything in this Section 1 or elsewhere in the Notice and Agreement to the contrary, the Participant understands that he or she may, pursuant to the U.S. Defend Trade Secrets Act of 2016 (“DTSA”), without informing the Company prior to any such disclosure, disclose Confidential Information (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, without informing the Company prior to any such disclosure, if the Participant files a lawsuit against the Company for retaliation for reporting a suspected violation of law, the Participant may, pursuant to the DTSA, disclose Confidential Information to his or her attorney and use the Confidential Information in the court proceeding or arbitration, provided that the Participant files any document containing the Confidential Information under seal and does not otherwise disclose the Confidential Information, except pursuant to court order. Without prior authorization of the Company, however, the Company does not authorize the Participant to disclose to any third party (including any government official or any attorney the Participant may retain) any communications that are covered by the Company’s attorney-client privilege.

2.    Covenants Not to Compete or Solicit.

(a)    Non-Competition. During Participant’s Continuous Service and ending twelve (12) full months after the effective date of the termination of such Continuous Service (the “Restricted Period”), Participant shall not engage and shall cause his or her affiliates not to engage, directly or indirectly, either as principal, agent, consultant, proprietor, creditor, stockholder, director, officer or employee, or participate in the ownership, management, operation or control of any other business engaged in the Subject Business (as defined below) anywhere within the Restricted Territory (a “Prohibited Business”) except with the Company’s prior written consent (which may be withheld in the Company’s sole discretion). For purposes of the Notice and Agreement, “Subject Business” means (i) the business of designing and manufacturing aluminum wheels for sale to original equipment manufacturers (OEMs) and aftermarket distributors and (ii) any other business conducted or actively contemplated by the Company or a Subsidiary thereof, as of the effective date of the termination of Participant’s Continuous Service with the Company or a Subsidiary thereof. For purposes of the Notice and Agreement, “Restricted Territory” means the territory described on Exhibit B attached hereto. Nothing herein shall prohibit Participant from being a passive owner of not more than one percent (1.0%) of the outstanding stock of any class of any corporation, which is publicly traded.

(b)    Non-Solicitation. During the Restricted Period, Participant shall not and shall cause his or her affiliates not to directly or indirectly through another person (i) induce any employee of the Company or any of its Affiliates to leave the employ of the Company or any of its Affiliates, as applicable, or (ii) induce any customer, supplier, licensee, vendor or other business relation of the Company or any of its Affiliates to cease doing business with the Company or any of its Affiliates, or in any way intentionally interfere with the relationship between any such customer, supplier, licensee, vendor or business relation, on the one hand, and the Company or any of its Affiliates, on the other hand.

3.    Intellectual Property Rights.

(a)    Participant hereby assigns, transfers and conveys to the Company all of Participant’s right, title and interest in and to all Work Product. Participant agrees that all Work Product belongs in all instances to the Company. Participant will promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company or an Affiliate thereof (whether during or after the period of Participant’s Continuous Service with the Company or an Affiliate thereof) to establish and confirm the Company’s ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company (whether during or after the period of Participant’s Continuous Service with the Company) in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Participant recognizes and agrees that the Work Product, to the extent copyrightable, constitutes works for hire under the copyright laws of the United States.

(b)    “Work Product” means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, trade dress, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company’s or any of its Affiliates’ actual or anticipated business, operations, research and development or existing or future products or services and which are conceived, developed or made by Participant (whether or not during usual business hours and whether or not alone or in conjunction with any other person) during the period of Participant’s Continuous Service together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing. Notwithstanding the foregoing, “Work Product” shall not include the patents and other assets set forth on Exhibit C hereto. Participant hereby represents and warrants that the patents and other assets owned by Participant set forth on Exhibit C are not related in any way to the Company, except as stated therein.

4.    Non-Disparagement. The Participant shall not, in any manner, directly or indirectly, make any oral or written statement to any person that disparages or places the Company or an Affiliate thereof or any of their respective officers, shareholders or advisors, or any member of the Board, in a false or negative light; provided, however, that the Participant shall not be required to make any untruthful statement or to violate any law. The Company shall not, and shall direct the Board and the Company’s senior executives to not, in any manner, directly or indirectly, make any oral or written statement to any person that disparages or places the Participant in a false or negative light; provided, however, that none of the foregoing shall be required to make any untruthful statement or to violate any law.

A-2

5.    Enforcement.

(a)    Participant understands that the restrictions set forth in Exhibit A to the Notice and Agreement may limit his or her ability to earn a livelihood in a business similar to the business of the Company or an Affiliate thereof, but he or she nevertheless believes that he or she has received and will receive sufficient consideration and other benefits in connection with his or her Continuous Service with the Company or an Affiliate thereof to clearly justify such restrictions which, in any event (given his or her education, skills and ability), Participant does not believe would prevent him or her from otherwise earning a living. Participant has carefully considered the nature and extent of the restrictions placed upon him or her by Exhibit A to the Notice and Agreement, and hereby acknowledges and agrees that the same are reasonable, do not confer a benefit upon the Company disproportionate to the detriment of Participant and are reasonable in time, scope and territory and necessary for the protection of the Company and its Affiliate and are an essential inducement to the Company’s grant of PRSUs under the Plan.

(b)    Because Participant’s services are unique and because Participant has access to Confidential Information and Work Product, the Parties hereto agree that money damages would be an inadequate remedy for any breach of the provisions of Exhibit A to the Notice and Agreement. Therefore, in the event of a breach or threatened breach of the restrictions in Exhibit A to the Notice and Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security) or require Participant to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of the covenants contained in Exhibit A to the Notice and Agreement, if and when the judgment of a court of competent jurisdiction is so entered against Participant.

(c)    If, at the time of enforcement of the restrictions provided in Exhibit A to the Notice and Agreement, a court or arbitrator holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area determined to be reasonable under the circumstances by such court or arbitrator, as applicable.

(d)    Participant covenants and agrees that he or she will not seek to challenge the enforceability of the covenants contained in Exhibit A to the Notice and Agreement against the Company or any of its Affiliates, nor will Participant assert as a defense to any action seeking enforcement of the provisions contained in Exhibit A to the Notice and Agreement (including an action seeking injunctive relief) that such provisions are not enforceable due to lack of sufficient consideration received by Participant.

A-3

EXHIBIT B: RESTRICTED TERRITORY

North America and Europe

EXHIBIT C: EXCLUDED WORK PRODUCT

I have no inventions.

The following is a complete list of all Work Product relative to the subject matter of my Service with the Company that have been created by me, alone or jointly with others, prior to the Grant Date, which might relate to the Company’s present business:

Additional sheets attached.

Participant Signature:	Date:

EXHIBIT D

RELEASE AGREEMENT LANGUAGE

In consideration for this severance compensation, Executive, upon accepting such severance payment, on behalf of himself, his agents, heirs, executors, administrators, and assigns, expressly and unconditionally releases and forever discharges the Company and its successors and assigns, and all of their respective agents, Directors, officers, owners, partners, employees, representatives, insurers, attorneys, parent companies, subsidiaries, affiliates, and joint venturers, and each of them, past and present, from any and all claims, actions, causes of action, demands, rights, or damages of any kind or nature which he may now have, or ever have, whether known or unknown, based upon acts or events that occurred on or before the date on which Executive accepts the severance compensation, including any claims, causes of action or demands of any nature arising out of or in any way relating to his employment with, or separation from the Company on or before the date of the execution of this Agreement. This release specifically includes, but is not limited to, any claims for fraud; breach of contract; breach of implied covenant of good faith and fair dealing; inducement of breach; interference with contract; wrongful or unlawful discharge or demotion; violation of public policy; assault and battery (sexual or otherwise); invasion of privacy; intentional or negligent infliction of emotional distress; intentional or negligent misrepresentation; conspiracy; failure to pay wages, benefits, vacation pay, severance pay, attorneys’ fees, or other compensation of any sort; retaliation, discrimination or harassment on the basis of age, race, color, sex, gender, national origin, ancestry, religion, disability, handicap, medical condition, marital status, sexual orientation or any other protected category; any claim arising under any state or federal statute or common law, including, but not limited to, Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 2000e, et seq., the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq., the Age Discrimination in Employment Act (including the Older Workers Benefit Protection Act), 29 U.S.C. §§ 623, et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §§ 2101, et seq., the Family and Medical Leave Act, 29 U.S.C. §§ 2601, et seq.; the Elliot-Larsen Civil Rights Act; the Michigan Persons with Disabilities Civil Rights Act; the Michigan Constitution; and any other statutory or common law claim; provided, that the foregoing is not intended to release or waive Executive’s right to receive the severance payments and benefits pursuant to Section [4.2.3][4.2.5] of the Employment Agreement, dated as of March 28, 2019, by and between the Company and Executive.

Executive expressly acknowledges and agrees that he is releasing all known and unknown claims. Executive acknowledges that the benefits he is receiving in exchange for this Release are more than the benefits to which he otherwise would have been entitled, and that such benefits constitute valid and adequate consideration for this Release. Executive further acknowledges that he has read this Release, understands all of its terms, and has consulted with counsel of his choosing before signing this Agreement.

EXHIBIT E

EXCLUDED WORK PRODUCT

I have no inventions.

The following is a complete list of all Work Product relative to the subject matter of my employment with the Company that have been created by me, alone or jointly with others, prior to the Start Date, which might relate to the Company’s present business:

Additional sheets attached.

Executive Signature:	Date: